                                                                     EXHIBIT 4.4

                                                                  EXECUTION COPY
                                                                  --------------







================================================================================


                              U.S. CONCRETE, INC.



                                  $95,000,000



            12.00% SENIOR SUBORDINATED NOTES DUE NOVEMBER 10, 2010



                                ______________

                                NOTE AGREEMENT

                                ______________



                         Dated as of November 10, 2000


================================================================================

                               TABLE OF CONTENTS

                            (Not Part of Agreement)

                                                                                         Page
                                                                                         ----
1.   AUTHORIZATION OF ISSUE OF SUBORDINATED NOTES........................................   1

2.   PURCHASE AND SALE OF SUBORDINATED NOTES.............................................   1

3.   CONDITIONS OF CLOSING...............................................................   2
        3A.    Documents.................................................................   2
        3B.    Opinion of Purchasers' Special Counsel....................................   3
        3C.    Opinion of Company's and Guarantors' Counsel..............................   3
        3D.    Representations and Warranties; No Default; Satisfaction of Conditions....   3
        3E.    Purchase Permitted By Applicable Laws; Credit Agreement Amendment and Other
               Approvals.................................................................   4
        3F.    Material Adverse Change...................................................   4
        3G.    Fees and Expenses.........................................................   4
        3H.    Private Placement Number..................................................   5
        3I.    Proceedings...............................................................   5
        3J.    Sale of Subordinated Notes to Other Purchasers............................   5

4.      PREPAYMENTS......................................................................   5
        4A.    Required Prepayments......................................................   5
        4B.    Optional Prepayment With Yield-Maintenance Amount.........................   5
        4C.    Notice of Optional Prepayment.............................................   5
        4D.    Partial Payments Pro Rata.................................................   6
        4E.    Offer to Prepay Subordinated Notes in the Event of a Change of Control....   6
        4F.    Retirement of Subordinated Notes..........................................   7

5.      AFFIRMATIVE COVENANTS............................................................   8
        5A.    Financial Statements......................................................   8
        5B.    Information Required by Rule 144A.........................................  10
        5C.    Inspection of Property....................................................  10
        5D.    Covenant to Secure Subordinated Note Equally..............................  11
        5E.    Compliance with Law.......................................................  11
        5F.    Insurance.................................................................  11
        5G.    Maintenance of Properties.................................................  11
        5H.    Payment of Taxes..........................................................  12
        5I.    Existence, etc............................................................  12
        5J.    Lines of Business.........................................................  12
        5K.    Subsequent Guarantors.....................................................  12

6.      NEGATIVE COVENANTS...............................................................  13
        6A.    Financial Covenants.......................................................  13
        6B.    Liens.....................................................................  14
        6C.    Mergers and Consolidations................................................  14
        6D.    Sale of Assets............................................................  15
        6E.    Sale of Stock or other Equity of Subsidiaries.............................  16
        6F.    Restricted Payments.......................................................  16
        6G.    Transactions with Affiliates..............................................  17
        6H.    Subsidiary Restrictions...................................................  17
        6I.    Subsidiary Preferred Stock................................................  18
        6J.    Limitations on Issuance of Other Subordinated Indebtedness................  18
        6K.    Payment Limitations.......................................................  18
        6L.    Hedging Agreement.........................................................  18
        6M.    Sale and Leaseback........................................................  18

7.      EVENTS OF DEFAULT................................................................  19
        7A.    Acceleration..............................................................  19
        7B.    Rescission of Acceleration................................................  22
        7C.    Notice of Acceleration or Rescission......................................  22
        7D.    Other Remedies............................................................  22

8.      REPRESENTATIONS, COVENANTS AND WARRANTIES........................................  23
        8A(1). Organization..............................................................  23
        8A(2). Power and Authority.......................................................  23
        8A(3). Execution and Delivery of Transaction Documents...........................  23
        8B.    Financial Statements......................................................  23
        8C.    Actions Pending...........................................................  24
        8D.    Outstanding Indebtedness..................................................  24
        8E.    Title to Properties.......................................................  24
        8F.    Taxes.....................................................................  24
        8G.    Conflicting Agreements and Other Matters..................................  25
        8H.    Offering of Subordinated Notes............................................  25
        8I.    Use of Proceeds...........................................................  25
        8J.    ERISA.....................................................................  26
        8K.    Governmental Consent......................................................  26
        8L.    Compliance with Environmental and Other Laws..............................  26
        8M.    Regulatory Status.........................................................  27
        8N.    Permits and Other Operating Rights........................................  27
        8O.    Rule 144A.................................................................  27
        8P.    Disclosure................................................................  27

9.      REPRESENTATIONS OF EACH PURCHASER................................................  28
        9A.    Nature of Purchase........................................................  28

        9B.    Source of Funds...........................................................  28

10.     SUBORDINATION OF SUBORDINATED NOTES..............................................  29
        10A.   Payment Default or Acceleration...........................................  29
        10B.   Non-Payment Default.......................................................  30
        10C.   Insolvency; Bankruptcy; etc...............................................  30
        10D.   No Impairment.............................................................  31
        10E.   Defines Rights of Creditors; Subrogation..................................  31
        10F.   Payments on Senior Indebtedness...........................................  31
        10G.   Notice Upon Acceleration..................................................  32
        10H.   Reinstatement.............................................................  32
        10I.   No Waiver.................................................................  32
        10J.   Amendments................................................................  33

11.     DEFINITIONS; ACCOUNTING MATTERS..................................................  33
        11A.   Yield-Maintenance Terms...................................................  33
        11B.   Other Terms...............................................................  35
        11C.   Accounting and Legal Principles, Terms and Determinations.................  47

12.     MISCELLANEOUS....................................................................  48
        12A.    Subordinated Note Payments...............................................  48
        12B.    Expenses.................................................................  48
        12C(1). Consent to Amendments....................................................  49
        12C(2). Solicitation.............................................................  49
        12C(3). Payment..................................................................  50
        12D.    Form, Registration, Transfer and Exchange of Subordinated Notes; Lost
                Subordinated Notes.......................................................  50
        12E.    Persons Deemed Owners; Participations....................................  51
        12F.    Survival of Representations and Warranties; Entire Agreement.............  51
        12G.    Successors and Assigns...................................................  51
        12H.    Independence of Covenants................................................  51
        12I.    Notices..................................................................  51
        12J.    Payments Due on Non-Business Days........................................  52
        12K.    Satisfaction Requirement.................................................  52
        12L.    GOVERNING LAW............................................................  52
        12M.    SUBMISSION TO JURISDICTION...............................................  52
        12N.    Severability.............................................................  53
        12O.    Descriptive Headings; Advice of Counsel; Interpretation..................  53
        12P.    Counterparts.............................................................  53
        12Q.    Severalty of Obligations.................................................  53
        12R.    Maximum Interest Payable.................................................  54
        12S.    Disclosure to Other Persons; Confidentiality.............................  54

PURCHASER SCHEDULE
SCHEDULE 6B           -   EXISTING LIENS
SCHEDULE 8A(1)        -   SUBSIDIARIES
SCHEDULE 8D           -   OUTSTANDING INDEBTEDNESS
SCHEDULE 8G           -   LIST OF AGREEMENTS RESTRICTING INDEBTEDNESS
SCHEDULE 11B(1)       -   EXISTING MANAGEMENT SHAREHOLDERS

EXHIBIT A             -   FORM OF SUBORDINATED NOTE
EXHIBIT B             -   FORM OF DISBURSEMENT DIRECTION LETTER
EXHIBIT C             -   FORM OF GUARANTY AGREEMENT
EXHIBIT D-1           -   FORM OF OPINION OF PURCHASERS' SPECIAL COUNSEL
EXHIBIT D-2           -   FORM OF OPINION OF COMPANY'S AND GUARANTORS' GENERAL
                          COUNSEL
EXHIBIT D-3           -   FORM OF OPINION OF COMPANY'S AND GUARANTORS'
                          SPECIAL COUNSEL

                              U.S. CONCRETE, INC.
                              1300 Post Oak Blvd.
                                  Suite 1220
                             Houston, Texas 77056

                                         As of November 10, 2000


To Each of the Purchasers Named in the
Purchaser Schedule Attached Hereto


Ladies and Gentlemen:

     The undersigned, U.S. Concrete, Inc., a Delaware corporation (herein called the "Company"), hereby agrees with the purchasers named in the Purchaser Schedule attached hereto (herein called the "Purchasers") as set forth below. Reference is made to paragraph 11 hereof for definitions of capitalized terms used herein and not otherwise defined herein.

     1. AUTHORIZATION OF ISSUE OF SUBORDINATED NOTES. The Company will authorize the issue of its senior subordinated promissory notes in the aggregate principal amount of $95,000,000, to be dated the date of issue thereof, to mature November 10, 2010, to bear interest on the unpaid balance thereof from the date thereof until the principal thereof shall have become due and payable at the rate of 12.00% per annum (provided that any payment of principal of, interest on or Yield-Maintenance Amount or Adjusted Yield-Maintenance Amount, if any, with respect to any Subordinated Note that is not paid when due shall bear interest from and after the date due until the date paid at the Default Rate), and to be substantially in the form of Exhibit A attached hereto. The term "Subordinated Notes" as used herein shall include each such senior subordinated promissory note delivered pursuant to any provision of this Agreement and each such senior subordinated promissory note delivered in substitution or exchange for any other Subordinated Note pursuant to any such provision.

      2. PURCHASE AND SALE OF SUBORDINATED NOTES. The Company hereby agrees to sell to each Purchaser and, subject to the terms and conditions herein set forth, each Purchaser agrees to purchase from the Company the aggregate principal amount of Subordinated Notes set forth opposite such Purchaser's name in the Purchaser Schedule attached hereto at 100% of such aggregate principal amount. The Company will deliver to each Purchaser, at the offices of Schiff Hardin & Waite at 6600 Sears Tower, Chicago, Illinois 60606, one or more Subordinated Notes registered in such Purchaser's name or in the name of its nominee, if specified in the Purchaser Schedule, evidencing the aggregate principal amount of Subordinated Notes to be purchased by such Purchaser and in the denomination or denominations specified with respect to such Purchaser in the Purchaser Schedule against payment of the purchase price thereof by transfer of immediately available funds on the date of closing, which shall be November 10, 2000 or any other date on or before November 15, 2000 upon which the Company and the Purchasers may mutually agree (herein called the "closing" or the "date of closing"), for credit to the account or accounts as shall be specified in a letter on the Company's letterhead, in substantially the form of Exhibit B attached hereto, from the Company to the Purchasers delivered prior to the date of closing.

      3. CONDITIONS OF CLOSING. Each Purchaser's obligation to purchase and pay for the Subordinated Notes to be purchased by such Purchaser hereunder is subject to the satisfaction or waiver in writing by such Purchaser, on or before the date of closing, of the following conditions:

      3A. Documents. Such Purchaser shall have received original counterparts or, if satisfactory to such Purchaser, certified or other copies of all of the following, each duly executed and delivered by the party or parties thereto, in form and substance satisfactory to such Purchaser, dated the date of closing unless otherwise indicated, and, on the date of closing, in full force and effect with no event having occurred and being then continuing that would constitute a default thereunder or constitute or provide the basis for the termination thereof:

          (i) the Subordinated Note or Subordinated Notes to be purchased by such Purchaser in the form of Exhibit A attached hereto;

          (ii) a Guaranty Agreement made by each Guarantor in favor of the holders of the Subordinated Notes in the form of Exhibit C hereto (together with any other guaranty pursuant to which the Subordinated Notes are guarantied and which is entered into as contemplated hereby, as the same may be amended, modified or supplemented from time to time in accordance with the provisions thereof, collectively called the "Guaranty Agreements" and individually called a "Guaranty Agreement");

          (iii) a certificate signed by the Secretary or Assistant Secretary and one other officer of the Company and each Guarantor certifying, among other things (a) as to the names, titles and true signatures of the officers or other authorized representatives of the Company and each Guarantor, respectively, authorized to sign this Agreement, the Subordinated Notes or the Guaranty Agreement, as the case may be, and the other documents to be delivered in connection with this Agreement, (b) that attached thereto is a true, accurate and complete copy of the Articles or Certificate of Incorporation or other organizational documents of the Company and each Guarantor, as the case may be, (and in the case of the Company, Central Concrete Supply Co. Inc. and Beall Concrete Enterprises Ltd., certified by the Secretary of State of the state of organization of the Company or such Guarantor, as the case may be, as of a recent date),
     (c) that attached thereto is a true, accurate and complete copy of the By-laws or other organizational documents of the Company and each Guarantor, as the case may be, which were duly adopted and are in effect as of the date of closing and have been in effect immediately prior to and at all times since the adoption of the resolutions (or other similar document) referred to in clause (d) below, (d) that attached thereto is a true, accurate and complete copy of the resolutions (or other similar document) of the Board of Directors or other managing body of Person(s) of the Company and each Guarantor, as the case may be, duly adopted at a meeting or by unanimous written consent of such Board of

     Directors or other managing body of Person(s), authorizing the execution, delivery and performance of this Agreement, the Subordinated Notes or the Guaranty Agreement, as the case may be, and the other documents to be delivered in connection with this Agreement, and that such resolutions have not been amended, modified, revoked or rescinded, are in full force and effect and are the only resolutions of the shareholders or other owners of equity of the Company or such Guarantor, as the case may be, or of any such Board of Directors or any committee thereof relating to the subject matter thereof, and (e) that this Agreement, the Subordinated Notes or the Guaranty Agreement, as the case may be, and the other documents executed and delivered to such Purchaser by the Company or such Guarantor, as the case may be, are in the form approved by its Board of Directors in the resolutions referred to in clause (d), above;

          (iv) a certificate of good standing for the Company, Central Concrete Supply Co. Inc. and Beall Concrete Enterprises Ltd. from the Secretary of State of the state of organization of the Company, Central Concrete Supply Co. Inc., and Beall Concrete Enterprises Ltd. and of each state in which the Company or any such Subsidiary is required to be qualified to transact business as a foreign corporation, in each case dated as of a recent date; and

          (v) such other certificates, documents and agreements as such Purchaser may reasonably request.

      3B. Opinion of Purchasers' Special Counsel. Such Purchaser shall have received from Schiff Hardin & Waite, who are acting as special counsel for the Purchasers in connection with this transaction, a favorable opinion satisfactory to such Purchaser substantially in the form of Exhibit D-1 attached hereto.

      3C. Opinion of Company's and Guarantors' Counsel. Such Purchaser shall have received from Donald Wayne, General Counsel of the Company and the Guarantors, and BakerBotts L.L.P., special counsel for the Company and the Guarantors, a favorable opinion satisfactory to such Purchaser and substantially in the form of Exhibits D-2 and D-3 attached hereto, respectively, and the Company, by its execution hereof, hereby requests and authorizes such general counsel and such special counsel to render such opinions.

      3D. Representations and Warranties; No Default; Satisfaction of Conditions. The representations and warranties contained in paragraph 8 and in the Guaranty Agreement shall be true on and as of the date of closing, both before and immediately after giving effect to the issuance of the Subordinated Notes on the date of closing; there shall exist on the date of closing no Event of Default or Default, both before and immediately after giving effect to the issuance of the Subordinated Notes on the date of closing; the Company and each Guarantor shall have performed all agreements and satisfied all conditions required under this Agreement or the Guaranty Agreement to be performed or satisfied on or before the date of closing; and the Company and each Guarantor shall have delivered to such Purchaser an Officer's Certificate, dated the date of closing, to each such effect.

      3E. Purchase Permitted By Applicable Laws; Credit Agreement Amendment and Other Approvals. The purchase of and payment for the Subordinated Notes to be purchased by such Purchaser on the date of closing on the terms and conditions herein provided (including the use of the proceeds of such Subordinated Notes by the Company) shall not violate any applicable law or governmental regulation (including, without limitation, section 5 of the Securities Act or Regulation T, U or X of the Board of Governors of the Federal Reserve System), without resort to provisions (such as Section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, and shall not subject such Purchaser to any tax, penalty, liability or other onerous condition under or pursuant to any applicable law or governmental regulation, and such Purchaser shall have received such certificates or other evidence as it may request to establish compliance with this condition. All necessary authorizations, consents, approvals, exceptions or other actions by or notices to or filings with any court or administrative or governmental body or other Person required in connection with the execution, delivery and performance of this Agreement, the Subordinated Notes and the Guaranty Agreement or the consummation of the transactions contemplated hereby or thereby, including an amendment to the Amended and Restated Credit Agreement, dated February 9, 2000, among the Company, the Guarantors, the lenders party thereto, Chase Bank of Texas, National Association, as Administrative Agent, and the syndication agent, documentation agent, co-managing agents, book manager and lead arranger named therein, so as to permit the Company to execute, deliver and perform this Agreement and to issue the Subordinated Notes notwithstanding the provisions of Sections 6.01(e), 6.04 (e) and 6.07 thereof, to approve the terms of the Subordinated Notes, including the subordination provisions contained in paragraph 10 hereof, and to amend the definition of "Restricted Payments" contained therein so as to include as Restricted Payments, with respect to the Subordinated Notes, only prepayments of the Subordinated Notes made at the option of the Company, shall have been issued or made, shall be final and in full force and effect and shall be in form and substance satisfactory to such Purchaser.

      3F. Material Adverse Change; Updated Projections. Except as disclosed in the Company's press release dated October 9, 2000, no material adverse change in the business, condition (financial or otherwise), operations or prospects of the Company and its Subsidiaries, taken as a whole, since December 31, 1999 shall have occurred or be threatened, as determined by such Purchaser in its sole judgment. The Company shall have delivered to such Purchaser updated projections of the results of operations of the Company and its Subsidiaries for the fiscal years ending December 31, 2000 to 2003.

      3G. Fees and Expenses. Without limiting the provisions of paragraph 12B hereof, the Company shall have paid the reasonable fees, charges and disbursements of special counsel to the Purchasers referred to in paragraph 3B hereof.

      3H. Private Placement Number. A private placement number issued by Standard & Poor's CUSIP Service Bureau (in cooperation with the Securities Valuations Office of the National Association of Insurance Commissioners) shall have been obtained for the Subordinated Notes.

      3I. Proceedings. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incident thereto shall be satisfactory in substance and form to such Purchaser, and such Purchaser shall have received all such counterpart originals or certified or other copies of such documents as it may reasonably request.

      3J. Sale of Subordinated Notes to Other Purchasers. The Company shall have sold to the other Purchasers the Subordinated Notes to be purchased by them at the closing and shall have received payment in full therefor.

      4. PREPAYMENTS. The Subordinated Notes shall be subject to prepayment with respect only to the required prepayments specified in paragraphs 4A and 4E and the optional prepayments permitted by paragraph 4B.

      4A. Required Prepayments. Until the Subordinated Notes shall be paid in full, the Company shall apply to the prepayment of the Subordinated Notes, without premium, the sum of $13,571,429.00 on November 10 in each of the years 2004 to 2009, inclusive, and such principal amounts of the Subordinated Notes, together with interest thereon to the prepayment dates, shall become due on such prepayment dates. The remaining outstanding principal amount of the Subordinated Notes, together with any accrued and unpaid interest thereon, shall become due on November 10, 2010, the maturity date of the Subordinated Notes.

      4B. Optional Prepayment With Yield-Maintenance Amount. The Subordinated Notes shall be subject to prepayment, in whole at any time or from time to time in part (in aggregate integral multiples of $1,000,000 and a minimum of $5,000,000 on any one occurrence), at the option of the Company, at 100% of the principal amount so prepaid plus interest thereon to the prepayment date and the Yield-Maintenance Amount, if any, with respect to each Subordinated Note. Any partial prepayment of the Subordinated Notes pursuant to this paragraph 4B shall be applied in satisfaction of required payments of principal thereof (including the required payment of principal due upon the maturity thereof) in inverse order of their scheduled due dates.

      4C. Notice of Optional Prepayment. The Company shall give the holder of each Subordinated Note irrevocable written notice of any prepayment pursuant to paragraph 4B not less than 15 Business Days prior to the prepayment date, specifying such prepayment date and the aggregate principal amount of the Subordinated Notes, and of the Subordinated Notes held by such holder, to be prepaid on such date and stating that such prepayment is to be made pursuant to paragraph 4B. Each such notice of any prepayment shall be accompanied by a certificate of the chief financial officer of the Company as to the estimated Yield-Maintenance Amount which will be due in connection with such prepayment (calculated as if the date of such notice were the date of prepayment), setting forth the details of the computation thereof, but no such computation shall be binding upon any holder of a Subordinated Note. On the Business Day prior to any such prepayment, the Company shall deliver to each holder of a Subordinated Note a certificate of such chief financial officer specifying the calculation of the Yield-Maintenance Amount as of the prepayment date, but no such calculation shall be binding on any holder of a Subordinated Note. Notice of prepayment having been given as aforesaid, the principal amount of the Subordinated Notes specified in such notice, together with interest thereon to the prepayment date and together with the Yield-Maintenance Amount, if any, with respect thereto, shall become due and payable on such prepayment date. The Company shall, on or before the day on which it gives written notice of any prepayment pursuant to paragraph 4B, give telephonic notice of the principal amount of the Subordinated Notes to be prepaid and the prepayment date to each Significant Holder which shall have designated a recipient of such notices in the Purchaser Schedule attached hereto or by notice in writing to the Company.

      4D. Partial Payments Pro Rata. Upon any partial prepayment of the Subordinated Notes pursuant to paragraph 4A or 4B, the principal amount so prepaid shall be allocated to all Subordinated Notes at the time outstanding (including, for the purpose of this paragraph 4D only, all Subordinated Notes prepaid or otherwise retired or purchased or otherwise acquired by the Company or any of its Subsidiaries or Affiliates (including pursuant to paragraph 4E or 4F hereof) other than by prepayment pursuant to paragraph 4A or 4B) in proportion to the respective outstanding principal amounts thereof.

      4E. Offer to Prepay Subordinated Notes in the Event of a Change of
Control.

          4E(1) Notice of Change of Control. The Company will, subject to any prohibition to making such a disclosure under any applicable law, within two Business Days after any Responsible Officer has knowledge of any Potential Change of Control, give written notice of such Potential Change of Control to each holder of the Subordinated Notes. The Company will promptly and in any event within two Business Days after any Responsible Officer has knowledge of a Change of Control, give written notice to each holder of the Subordinated Notes of such Change of Control ("Change of Control Notice"). The Company shall, on or before the date upon which it gives a Change of Control Notice pursuant to this paragraph 4E(1), give telephonic notice of such Change of Control to each Significant Holder which shall have designated a recipient of such notices in the Purchaser Schedule attached hereto or by notice in writing to the Company. Such Change of Control Notice shall contain and constitute an offer to prepay the Subordinated Notes as described in paragraph 4E(3) and shall be accompanied by the certificate described in paragraph 4E(6).

          4E(2) Notice of Acceptance or Rejection of Offer under Paragraph 4E(1). If the Company shall at any time receive a written acceptance to or rejection of an offer to prepay Subordinated Notes under paragraph 4E(1) from some, but not all of, the holders of the Subordinated Notes, then the Company will, within two Business Days after the receipt of such acceptance or rejection, give written notice of such acceptance or rejection to each other holder of the Subordinated Notes.

          4E(3) Offer to Prepay Subordinated Notes. The offer to prepay Subordinated Notes contemplated by paragraph 4E(1) shall be an offer to prepay, in accordance with and subject to this paragraph 4E, all, but not less than all, of the Subordinated Notes held by each holder (in this case only, "holder" in respect of any Subordinated Note registered in the name of a nominee for a disclosed beneficial owner shall mean such beneficial owner) on a date specified in the Change of Control Notice (the "Proposed Prepayment Date"). Such Change of Control Notice shall make reference to this paragraph 4E(3) and that any failure to so reply shall be deemed an acceptance of such offer. The Proposed Prepayment Date shall be not less than 15 days and not more than 30 days after the date of such Change of Control (if the Proposed Prepayment Date shall not be specified in the Change of Control Notice, the Proposed Prepayment Date shall be the 30th day after the date of Change of Control).

          4E(4) Rejection; Acceptance. A holder of Subordinated Notes may accept or reject the offer to prepay made pursuant to this paragraph 4E by causing a written notice of such acceptance or rejection to be delivered to the Company prior to the Proposed Prepayment Date.

          4E(5) Prepayment. Prepayment of the Subordinated Notes to be prepaid pursuant to this paragraph 4E shall be at 100% of the principal amount of such Subordinated Notes, together with interest on such Subordinated Notes accrued to the date of prepayment and the Adjusted Yield-Maintenance Amount, if any, with respect thereto. The prepayment shall be made on the Proposed Prepayment Date. On the Business Day prior to the Proposed Prepayment Date, the Company shall deliver to each holder of a Subordinated Note a certificate of the chief financial officer of the Company specifying the calculation of the Adjusted Yield-Maintenance Amount as of the Proposed Prepayment Date, but no such calculation shall be binding on any holder of a Subordinated Note.

          4E(6) Officer's Certificate. Each Change Of Control Notice pursuant to this paragraph 4E shall be accompanied by a certificate, executed by a Responsible Officer of the Company and dated the date of such offer, specifying (i) the Proposed Prepayment Date, (ii) that such offer is made pursuant to this paragraph 4E, (iii) the principal amount of each Subordinated Note offered to be prepaid, (iv) the interest that would be due on each Subordinated Note offered to be prepaid, accrued to the Proposed Prepayment Date, (v) the estimated Adjusted Yield-Maintenance Amount which will be due in connection with such prepayment (calculated as if the date of such notice were the date of prepayment), setting forth the details of the computation thereof, but no such computation shall be binding upon any holder of a Subordinated Note, (vi) that the conditions of this paragraph 4E have been fulfilled, and (vii) in reasonable detail, the nature and date of the Change of Control.

      4F. Retirement of Subordinated Notes. The Company shall not, and shall not permit any of its Subsidiaries or Affiliates to, prepay or otherwise retire in whole or in part prior to their stated final maturity (other than by prepayment pursuant to paragraph 4A, 4B or 4E or upon acceleration of such final maturity pursuant to paragraph 7A), or purchase or otherwise acquire, directly or indirectly, Subordinated Notes held by any holder unless the Company or such Subsidiary or Affiliate shall have offered to prepay or otherwise retire or purchase or otherwise acquire, as the case may be, the same proportion of the aggregate principal amount of Subordinated Notes held by each other holder of Subordinated Notes at the time outstanding upon the same terms and conditions. Any Subordinated Notes so prepaid or otherwise retired or purchased or otherwise acquired by the Company or any of its Subsidiaries or Affiliates shall not be deemed to be outstanding for any purpose under this Agreement, except as provided in paragraph 4D.

      5.  AFFIRMATIVE COVENANTS.

      5A. Financial Statements. The Company covenants that it will deliver to each Significant Holder in duplicate:

          (i) as soon as practicable after the filing of its Quarterly Report on Form 10-Q for the quarterly period, and in any event within 45 days after the end of each quarterly period (other than the last quarterly period) in each fiscal year (or, if such 45th day is not a Business Day, the next succeeding Business Day), consolidated statements of income, stockholders' equity and cash flows of the Company and its Subsidiaries for such quarterly period and for the period from the beginning of the current fiscal year to the end of such quarterly period, and a consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarterly period, setting forth in each case in comparative form figures for the corresponding periods in the preceding fiscal year, all in reasonable detail and prepared in accordance with generally accepted accounting principles applicable to quarterly financial statements and certified by an authorized financial officer of the Company as fairly presenting in accordance with generally accepted accounting principles, in all material respects, the financial position of the Company and its Subsidiaries and their results of operations and cash flows, subject to changes resulting from year-end adjustments and the exclusion of detailed footnotes; provided, however, that delivery pursuant to clause (iii) below of copies of the Quarterly Report on Form 10-Q of the Company for such quarterly period (including all financial statement exhibits and all financial statements incorporated by reference therein) prepared in compliance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this clause (i);

          (ii) as soon as practicable after the filing of its Annual Report on Form 10-K for the fiscal year, and in any event within 90 days after the end of each fiscal year (or, if such 90th day is not a Business Day, the next succeeding Business Day, consolidated statements of income and cash flows and a consolidated statement of stockholders' equity of the Company and its Subsidiaries for such year, and a consolidated balance sheet of the Company and its Subsidiaries as at the end of such year, setting forth in each case in comparative form corresponding consolidated figures from the preceding annual audit, all in reasonable detail and prepared in accordance with generally accepted accounting principles and accompanied by an opinion thereon of independent public accountants of recognized national standing selected by the Company which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the Company and its Subsidiaries and the results of their operations and cash flows and have been prepared in accordance with generally accepted accounting principles, that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in such circumstances, and shall be without limitation as to the scope of the audit; provided, however, that delivery pursuant to clause (iii) below of copies of the Annual Report on Form 10-K of the Company for such fiscal year (including all financial statement exhibits and all financial statements incorporated by reference therein) prepared in compliance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this clause (ii);

          (iii) promptly upon transmission thereof, copies of all such financial statements, proxy statements, notices and reports as it shall send to its public stockholders and copies of all registration statements (without exhibits, but excluding reports relating to registration statements for employee benefit plans (S-8), shelf registration statements (Rule 415) and annual reports for employee benefit plans (Form 11-K)) and all other reports which it files with the Securities and Exchange Commission (or any governmental body or agency succeeding to the functions of the Securities and Exchange Commission);

          (iv) promptly upon receipt thereof, a copy of any management report or letter submitted to the Company or any Subsidiary by independent accountants in connection with any annual, interim or special audit made by them of the books of the Company or any Subsidiary;

          (v) as soon as available and in any event within sixty (60) days after the end of each fiscal year of the Company, the annual financial projections and budgets of the Company and its Subsidiaries;

          (vi) promptly after a Responsible Officer becomes aware thereof, notice of any development that results in, or would reasonably be expected to result in, a Material Adverse Effect;

          (vii) concurrently with the sending thereof to any holder of Senior Indebtedness, a copy of any material notice or report sent to any holder of any Senior Indebtedness (or any agent or representative of such holder) given under any agreement under which such Senior Indebtedness was issued or is outstanding or any other agreement relating to such Senior Indebtedness (unless such notice or report was given to the holders of the Subordinated Notes pursuant to another provision of this Agreement and excluding routine periodic reports and notices sent pursuant to the requirements of any such agreement);

          (viii) promptly upon, and in any event not later than the next Business Day after, receipt thereof, a copy of any notice received from any holder of Senior Indebtedness (or any agent or representative of such holder) that any default or event of default under any agreement under which such Senior Indebtedness is outstanding has occurred or any notice of any acceleration of any Senior Indebtedness; and

          (ix) with reasonable promptness, such other information as such Significant Holder may reasonably request.

Together with each delivery of financial statements required by clauses (i) and
(ii) above, the Company will deliver to each Significant Holder an Officer's Certificate demonstrating (with computations in reasonable detail) compliance by the Company and its Subsidiaries with the provisions of paragraphs 6A(1), 6A(2), 6A(3), 6D, 6E and 6F and stating that there exists no Event of Default or Default, or, if any Event of Default or Default exists, specifying the nature and period of existence thereof and what action the Company proposes to take with respect thereto. Together with each delivery of financial statements required by clause (ii) above, the Company will deliver to each Significant Holder a certificate of such accountants stating that, in making the audit necessary for their report on such financial statements, they have obtained no knowledge of any Event of Default or Default, or, if they have obtained knowledge of any Event of Default or Default, specifying the nature and period of existence thereof. Such accountants, however, shall not be liable to anyone by reason of their failure to obtain knowledge of any Event of Default or Default which would not be disclosed in the course of an audit conducted in accordance with generally accepted auditing standards. The Company also covenants that immediately after any Responsible Officer obtains knowledge of an Event of Default or Default, it will deliver to each Significant Holder an Officer's Certificate specifying the nature and period of existence thereof and what action the Company proposes to take with respect thereto.

      5B. Information Required by Rule 144A. The Company covenants that it will, upon the request of the holder of any Subordinated Note, provide such holder, and any qualified institutional buyer designated by such holder, such financial and other information as such holder may reasonably determine to be necessary in order to permit compliance with the information requirements of Rule 144A under the Securities Act in connection with the resale of Subordinated Notes, except at such times as the Company is subject to the reporting requirements of section 13 or 15(d) of the Exchange Act. For the purpose of this paragraph 5B, the term "qualified institutional buyer" shall have the meaning specified in Rule 144A under the Securities Act.

      5C. Inspection of Property. The Company covenants that it will permit any Person designated by any Significant Holder in writing, at such Significant Holder's expense if no Default or Event of Default exists and at the Company's expense if a Default or an Event of Default exists, to visit and inspect any of the properties of the Company and its Subsidiaries, to examine the corporate books and financial records of the Company and its Subsidiaries and make copies thereof or extracts therefrom and to discuss the affairs, finances and accounts of any of such corporations with the principal officers of the Company and its independent public accountants, all at such reasonable times and without materially disrupting the operations of the Company and its Subsidiaries and as often as such Significant Holder may reasonably request. Anything in this paragraph 5C to the contrary notwithstanding, the Company shall not be required to disclose, discuss or permit the inspection or examination of any information with respect to which the Company has, within five (5) Business Days after any Significant Holder's request hereunder, delivered an Officer's Certificate of a Responsible Officer to such Significant Holder to the effect that, after consulting with legal counsel, disclosure of such information to such Holder is prohibited by legal requirements applicable to the Company.

      5D. Covenant to Secure Subordinated Note Equally. The Company covenants that if it or any Subsidiary shall create or assume any Lien upon any of its property or assets, whether now owned or hereafter acquired, other than Liens permitted by the provisions of paragraph 6B (unless prior written consent to the creation or assumption thereof shall have been obtained pursuant to paragraph 12C(1)), it will make or cause to be made effective provision whereby the Subordinated Notes will be secured by such Lien equally and ratably with any and all other Indebtedness thereby secured so long as any such other Indebtedness shall be so secured; provided that the creation and maintenance of such equal and ratable Lien shall not in any way limit or modify the right of the holders of the Subordinated Notes to enforce the provisions of paragraph 6B.

      5E. Compliance with Law. The Company covenants that it will, and will cause each of its Subsidiaries to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, environmental laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, except to the extent that the Company or such Subsidiary is actively contesting the applicability or validity thereon on a timely basis in good faith by appropriate proceedings, and the Company or such Subsidiary has established adequate reserves therefor in accordance with generally accepted accounting principles on the books of the Company or such Subsidiary.

      5F. Insurance. The Company covenants that it will, and will cause each of its Subsidiaries to, maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

      5G. Maintenance of Properties. The Company covenants that it will, and will cause each of its Subsidiaries to, maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that

(i) this paragraph shall not prevent the Company or any Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and such discontinuance would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect and (ii) the Company shall not be considered to be in violation of this paragraph 5G if it is delayed in repairing or replacing any property due to causes beyond the reasonable control of the Company and its Subsidiaries.

      5H. Payment of Taxes. The Company covenants that it will, and will cause each of its Subsidiaries to, file all income tax or similar tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges or levies payable by any of them, and to pay and discharge all amounts payable for work, labor and materials, in each case to the extent such taxes, assessments, charges, levies and amounts payable have become due and payable and before they have become delinquent, provided that neither the Company nor any Subsidiary need pay any such tax, assessment, charge, levy or amount payable if
(i) the amount, applicability or validity thereof is being actively contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or such Subsidiary has established adequate reserves therefor in accordance with generally accepted accounting principles on the books of the Company or such Subsidiary or (ii) the nonpayment of all such taxes, assessments, charges, levies and amounts payable in the aggregate would not reasonably be expected to have a Material Adverse Effect.

      5I. Existence, etc. Subject to paragraph 6C, the Company will at all times preserve and keep in full force and effect its corporate existence and the legal existence of each of its Subsidiaries. The Company and its Subsidiaries will at all times preserve and keep in full force and effect all certificates of convenience and necessity, rights and franchises, licenses, permits, operating rights and other authorizations from federal, state, foreign, regional, municipal and other local regulatory bodies or administrative agencies or governmental bodies having jurisdiction over the Company and its Subsidiaries or any of their respective properties as are necessary for the ownership, operation and maintenance of their respective businesses and properties, unless the termination of or failure to preserve and keep in full force and effect such right, certificate or franchise, license, permit, operating right or other authorization would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

      5J. Lines of Business. The Company covenants that it will not, and it will not permit any Subsidiary of the Company to, engage in any business if, as a result thereof, the general nature of the businesses of the Company and its Subsidiaries, taken as a whole, would be substantially changed from the Permitted Businesses.

      5K. Subsequent Guarantors.

      (i) The Company covenants that if at any time any Person, which is not a Material Subsidiary as of the date hereof, shall become a Material Subsidiary, the Company will cause such Person (1) if such Material Subsidiary owns assets constituting more than 10% of Consolidated Total

Assets at such time or has or would have, on a pro forma basis, contributed more than 10% of consolidated revenues of the Company and the Subsidiaries over the past twelve months, within 10 days after it becomes a Material Subsidiary (but in no event later than the date upon which such Material Subsidiary has Guaranteed other Indebtedness), or (2) for any other Material Subsidiary, within 30 days after the end of the fiscal quarter in which it becomes a Material Subsidiary (but in no event later than the date upon which such Material Subsidiary has Guaranteed any other Indebtedness), to execute and deliver to the holders of the Subordinated Notes a Guaranty Agreement substantially in the form of Exhibit C hereto, a certificate in the form specified in paragraph 3A(iii) with respect to such Person and such Guaranty Agreement, and an opinion of counsel for such Person with respect to such Person and such Guaranty Agreement in the form as specified in paragraph 3C; provided, however, in the case such Material Subsidiary is organized under the law of any jurisdiction other than any of the United States or its territories, such Material Subsidiary shall not be required to Guarantee the Subordinated Notes in excess of the extent to which such Guarantee would cause the Company to be deemed to have received a taxable dividend for United States income tax purposes.

     (ii) Each holder of a Subordinated Note, by its acceptance of a Subordinated Note, agrees that in the case of (A) a sale, transfer or other disposition (whether in a single transaction or a series of related transactions and whether by merger, consolidation or otherwise) permitted by this Agreement of all of the issued and outstanding capital stock of any Subsidiary to any Person that is not, at the time of such sale, transfer or other disposition, the Company or a Subsidiary; or (B) the dissolution of any Subsidiary permitted by this Agreement; then automatically and without further action: (1) the Guaranty Agreement of such Subsidiary (each such Subsidiary a "Released Subsidiary") shall be deemed terminated and of no further force and effect; and (2) no holder of any Subordinated Notes shall have any claim against such Released Subsidiary under such Guaranty Agreement.

     (iii) Each holder of a Subordinated Note, by its acceptance of a Subordinated Note, agrees that the Company may, on behalf of any Released Subsidiary, request such holder of a Subordinated Note, at the expense of the Company, to execute and deliver to the Company, for the benefit of any Person, a written release, disclaimer, termination or quitclaim, and such other release documents as the Company may reasonably request, in form reasonably satisfactory to such holder, to evidence such termination under clause (iii) of this paragraph 5K.

      6.  NEGATIVE COVENANTS.

      6A. Financial Covenants.

          6A(1). Total Debt Leverage Ratio. The Company covenants that it will not at any time permit the ratio of (i) the outstanding amount of all Funded Debt (including all Subordinated Debt) to (ii) EBITDA for the four consecutive fiscal quarters then ended to be greater than 3.25 to 1.0.

          6A(2). Senior Debt Leverage Ratio. The Company covenants that it will not permit at any time the ratio of (i) the outstanding amount of all Senior Funded Debt to (ii) EBITDA for the four consecutive fiscal quarters then ended to be greater than the Maximum Senior Debt Leverage Ratio.

          6A(3). Fixed Charge Coverage Ratio. The Company covenants that it will not at any time permit the ratio of (i) (a) EBITDA for any period of four consecutive fiscal quarters (excluding any amount of EBITDA for such period included in the calculation of such EBITDA as a result of clause (ii) of the definition of EBITDA) minus (b) cash federal, state and local income and franchise taxes actually paid by the Company and its Subsidiaries during such period, plus (c) to the extent deducted in determining EBITDA for such period, cash Rentals actually paid by the Company and its Subsidiaries under Operating Leases during such period, to (ii) (a) cash interest expense actually paid by the Company and its Subsidiaries during such period (including the interest expense portion of any payments on Capitalized Lease Obligations), plus (b) Maintenance Capital Expenditures of the Company and its Subsidiaries for such period, plus (c) cash Rentals actually paid by the Company and its Subsidiaries under Operating Leases during such period, to be less than 1.00 to 1.0.

      6B. Liens. The Company covenants that it will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

          (i)     Permitted Encumbrances;

          (ii)    Any Lien securing Senior Indebtedness;

          (iii) Renewals and extensions of the above on similar terms and conditions; and

          (iv) the sale or assignment of any income or revenues (including accounts receivable) or rights in respect of any thereof of any Subsidiary or division of the Company in connection with the sale of such Subsidiary or division as an entirety, provided that such sale is permitted under the other provisions of this Agreement

      6C. Mergers and Consolidations. The Company covenants that it will not, and will not permit any Subsidiary to, directly or indirectly, merge or consolidate with or into any other Person, or Transfer all or substantially all of its property (in a single transaction or a series of related transactions) to any Person, except that:

          (i) the Company may merge or consolidate with any other Person or Transfer all of its property to any other Person, provided that (a) the Person formed by such consolidation or the survivor of such merger or the Person acquiring such property (as the case may be, the "Successor Person") shall be a solvent Person, organized and existing under the laws of the

     United States of America, any State thereof or the District of Columbia,
     (b) if the Successor Person is not the Company (1) the Successor Person assumes unconditionally in writing (which writing shall be satisfactory in form and substance to the Required Holder(s)) the due and punctual payment and performance of all obligations of the Company under this Agreement and the Subordinated Notes and any other agreement or instrument executed in connection therewith, (2) the holders of the Subordinated Notes shall have received an opinion from nationally recognized independent counsel, or other counsel reasonably satisfactory to the Required Holder(s), to the effect that such assumption agreement is enforceable and as to such other matters incident thereto as the Required Holder(s) may reasonably request, and (3) each Guarantor shall have delivered to the holders of the Subordinated Notes a written confirmation (which written confirmation shall be satisfactory in form and substance to the Required Holder(s)) that its obligations under the Guaranty Agreement to which it is a party continue in full force and effect notwithstanding such merger, consolidation or Transfer and such Guaranty Agreement is applicable to the obligations assumed by the Successor Person under such written assumption, and (c) both before and immediately after such merger, consolidation or Transfer no Default or Event of Default shall exist; and

          (ii) any Subsidiary may merge with the Company (provided that the Company is the surviving entity) or another Subsidiary (provided that the surviving entity is a Wholly-Owned Subsidiary).

No such Transfer of all of the property of the Company shall have the effect of releasing the Company or any Successor Person that shall theretofore have become such in the manner prescribed in this paragraph 6C from its liability under this Agreement or the Subordinated Notes.

      6D. Sale of Assets. The Company covenants that it will not, and will not permit any Subsidiary to, directly or indirectly, Transfer any property other than (i) Transfers of inventory, obsolete equipment and rolling stock no longer needed or worn out, and the granting of easements constituting Permitted Encumbrances, in each case in the ordinary course of business, (ii) other Transfers of property, provided that (a) in the good faith opinion of the Company, such Transfer is for fair market value, (b) immediately after giving effect to Transfer, no Default or Event of Default would exist, and (c) immediately after giving effect to such Transfer (1) the aggregate book value of all property Transferred pursuant to this clause (ii) during any fiscal year (including property of any Subsidiary Transferred as provided in paragraph 6E) would not exceed 15% of Consolidated Total Assets as of the date of such Transfer, and (2) the aggregate book value of all property Transferred pursuant to this clause (ii) on or after the date of this Agreement (including property of any Subsidiary Transferred as provided in paragraph 6E) would not exceed 35% of Consolidated Total Assets as at the date of such Transfer, except that (x) any Subsidiary may Transfer property to the Company or any other Wholly-Owned Subsidiary, or (y) the Company or any Subsidiary may Transfer property in excess of the foregoing limitations so long as the net proceeds resulting from such Transfer are either: (A) reinvested by the Company or any Subsidiary within one year after the date of such Transfer in property used in the businesses of the Company or such Subsidiary (and pending such reinvestment, are invested in Permitted Investments) or (B) applied to pay Senior Indebtedness (other than Indebtedness owed to the Company or another Subsidiary) or to make an optional prepayment of the Subordinated Notes pursuant to paragraph 4B hereof, or (iii) Restricted Payments permitted under paragraph 6F.

      6E. Sale of Stock or other Equity of Subsidiaries.  The Company covenants
(i) that it will not permit any Subsidiary to, directly or indirectly, issue, sell or otherwise dispose of any shares of any class of its capital stock or other ownership interests (other than preferred stock which is not participating preferred and is permitted to be issued pursuant to paragraph 6I hereof) except to the Company or another Wholly-Owned Subsidiary, and (ii) that it will not, and will not permit any Subsidiary to, directly or indirectly, Transfer, or part with control of, any shares of capital stock or other ownership interests of any Subsidiary; provided, however, that the Company or any Subsidiary may sell shares of the capital stock or other ownership interests of a Subsidiary provided that, at the time of such sale (a) such Subsidiary shall not own, directly or indirectly, any shares of stock or other ownership interests or Indebtedness of any other Subsidiary or any Indebtedness of the Company, and (b) such sale would be permitted as the sale of the same proportion of all the property of such Subsidiary under paragraph 6D as the proportion that such shares of capital stock or other ownership interests being sold is of all of the outstanding capital stock or other ownership interests of such Subsidiary (and, for the purposes of paragraph 6D, any sale by the Company or any Subsidiary of shares of the capital stock or other ownership interests of a Subsidiary shall be considered to be the sale of such proportion of all of the property of such Subsidiary).

      6F. Restricted Payments. The Company covenants that it will not, and will not permit any of its Subsidiaries to, at any time, declare or make, or incur any liability to declare or make, any Restricted Payment unless at the time of such action and immediately after giving effect to such action: (i) the aggregate amount of all Restricted Payments of the Company and its Subsidiaries declared or made during the period commencing on July 1, 2000 and ending on the date such Restricted Payment is declared or made, inclusive, would not exceed the sum of (a) 25% of Consolidated Net Earnings of the Company for each full fiscal quarter completed after June 30, 2000 and prior to the date such Restricted Payment is declared or made (or minus 100% of Consolidated Net Earnings of the Company for any such fiscal quarter if Consolidated Net Earnings of the Company for such fiscal quarter is a loss), plus (b) the aggregate amount of Net Proceeds of Capital Stock received by the Company in each such fiscal quarter, and (ii) no Default or Event of Default would exist. The foregoing provisions will not prevent (w) the payment of any dividend on capital stock or other ownership interest or of any class within 60 days after the date of its declaration if at the date of such declaration such payment would have been permitted by this Agreement, (x) any redemption of capital stock or other ownership interest or Subordinated Debt of the Company or any Subsidiary made by exchange for capital stock or other ownership interest (which is not Redeemable capital stock) of the Company or any Subsidiary, (y) any repurchase or redemption of Subordinated Debt of the Company which is pari passu with the
                                                        ---- -----
Subordinated Notes made by exchange for or out of the net cash proceeds from the substantially concurrent issuance or sale of other Subordinated Debt of the Company or a Subsidiary which is pari passu with or subordinated to the
                                 ---- -----
Subordinated Notes and which is otherwise permitted under this Agreement or (z) any repurchase or redemption of Subordinated Debt of the Company which is subordinated to the Subordinated Notes made by exchange for or out of the net cash proceeds from the substantially concurrent issuance or sale of other Subordinated Debt of the Company or a Subsidiary which is subordinated to the Subordinated Notes and is otherwise permitted under this Agreement. Restricted Payments permitted to be made as described in the preceding sentence will be excluded in calculating the amount of Restricted Payments thereafter.

      6G. Transactions with Affiliates. The Company will not, and will not permit any of its Subsidiaries to, sell, lease or otherwise transfer any property to, or purchase, lease or otherwise acquire any property from, or otherwise engage in any other transactions with, any of its Affiliates, except
(i) in the ordinary course of business at prices and on terms and conditions not less favorable to the Company or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties, (ii) transactions between or among the Company and its Wholly-Owned Subsidiaries not involving any other Affiliate, provided no transfer of property may be made to any Material Subsidiary that is not a party to a Guaranty Agreement, (iii) any Restricted Payment permitted by paragraph 6F, (iv) compensation and other benefits paid to officers, directors and employees, and (v) transactions in connection with the acquisition of any Qualified Company.

      6H. Subsidiary Restrictions. The Company covenants that it will not, and will not permit any Subsidiary to, enter into, or be otherwise subject to, any contract or agreement (including its certificate of incorporation) which limits the amount of or otherwise imposes restrictions on (i) the payment of dividends or distributions by any Subsidiary to the Company or any other Wholly-Owned Subsidiary, (ii) the payment by any Subsidiary of any indebtedness owed to the Company or any other Wholly-Owned Subsidiary, (iii) the making of loans or advances by any Subsidiary to the Company or any other Wholly-Owned Subsidiary,
(iv) the transfer by any Subsidiary of its property to the Company or any other Wholly-Owned Subsidiary, (v) the merger or consolidation of any Subsidiary with or into the Company or any other Wholly-Owned Subsidiary, or (vi) the guaranty by any Subsidiary of the Company's indebtedness hereunder; provided that (a) the foregoing shall not apply to restrictions and conditions imposed by law or by this Agreement, (b) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (c) clause
(iv) of the foregoing shall not apply to customary provisions in leases and other contracts restricting the assignment thereof, (d) the foregoing shall not apply to existing restrictions and conditions existing on the date of closing in the Existing Credit Agreement, (e) the foregoing shall not apply to restrictions relating to any assets of any Subsidiary acquired after the date of closing existing at the date on which such Subsidiary was acquired, so long as such restriction relates only to the assets so acquired and was not created in connection with or in contemplation of such acquisition, (f) the foregoing shall not apply to restrictions relating to any Indebtedness of any Subsidiary acquired after the date of closing, existing at the date on which such Subsidiary was acquired by the Company or any Subsidiary, so long as such Indebtedness and restrictions were not created in connection with or in contemplation of such acquisition, (g) the foregoing shall not apply to restrictions on the sale or other disposition of any property securing Indebtedness or any other obligation as a result of a

Permitted Encumbrance on such property, and (h) the foregoing shall not apply to customary restrictions on cash, deposits and other assets imposed by customers under contracts entered into in the ordinary course of business and not relating to an incurrence of Indebtedness.

      6I. Subsidiary Preferred Stock. The Company covenants that it will not permit any Subsidiary which is not a Guarantor to issue or permit to be outstanding any class of capital stock which has priority over any other class of capital stock of such Subsidiary as to dividends or in liquidation, except for shares of such capital stock held by the Company or any Wholly-Owned Subsidiary.

      6J. Limitations on Issuance of Other Subordinated Indebtedness. The Company shall not, and the Company shall not permit any Subsidiary to, create, incur, assume, permit to exist, Guarantee, or in any other manner become liable with respect to any Indebtedness that is contractually subordinate in right of payment to any Senior Indebtedness unless such Indebtedness (i) is otherwise permitted by the terms hereof and is Indebtedness that is pari passu with, or
                                                          ---- -----
subordinate pursuant to provisions approved, which approval will not be unreasonably withheld, by the Required Holder(s) in right of payment to, the Subordinated Notes, (ii) does not have any date for any scheduled payment of principal prior to the maturity date of the Subordinated Notes and (iii) does not have any date for any scheduled payment of interest prior to the maturity date of the Subordinated Notes which is not the same date as a date for a scheduled payment of interest on the Subordinated Notes. In addition, the Company shall not, and the Company shall not permit any Subsidiary to, create, incur, permit to exist, Guarantee, or in any manner become liable with respect to any Subordinated Debt issued (x) in connection with the Acquisition of any Person and (y) to such Person or any owner, or any Affiliate of any owner, of such Person or of any securities of or ownership interests in such Person, unless (a) such Subordinated Debt is subordinated in right of payment to the Subordinated Notes pursuant to provisions approved by the Required Holder(s), or
(b)(x) such Subordinated Debt is pari passu with the Subordinated Notes as
                                 ---- -----
required above, (y) such Subordinated Debt does not have the benefit of any negative covenant of the nature of paragraphs 6A through 6F or related event of default that is more favorable to the holders thereof than such covenants or events of default, and (z) the aggregate principal amount of all such Subordinated Debt outstanding under this clause (b) shall not exceed the greater of (i) $25,000,000 or (ii) 5% of Consolidated Total Assets at the time of any incurrence thereof.

      6K. Payment Limitations. The Company covenants that it will not enter into or become subject to any restriction on the payment of any Subordinated Obligations other than the provisions of paragraph 10 hereof.

      6L. Hedging Agreement. The Company covenants that it will not, and will not permit any Subsidiary to, enter into any Hedging Agreement for speculative purposes.

      6M. Sale and Leaseback. The Company covenants that it will not, and will not permit any Subsidiary to, directly or indirectly enter into any agreement or arrangement providing for the sale or transfer by it of any property (now owned or hereafter acquired) to a Person and the subsequent lease or rental of such property or similar property from such Person unless such sale or transfer and subsequent lease or rental is not in violation of any other provision of this Agreement.

      7.  EVENTS OF DEFAULT.

      7A. Acceleration. If any of the following events shall occur and be continuing for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or otherwise):

          (i) the Company defaults in the payment of any principal of or Yield-Maintenance Amount payable with respect to any Subordinated Note when the same shall become due, either by the terms thereof or otherwise as herein provided; or

          (ii) the Company defaults in the payment of any interest on any Subordinated Note for more than 5 Business Days after the date due; or

          (iii) the Company or any Subsidiary defaults (whether as primary obligor or as guarantor or other surety) in any payment of principal of or interest on any Indebtedness beyond any period of grace provided with respect thereto, or the Company or any Subsidiary fails to perform or observe any other agreement, term or condition contained in any agreement under which any such Indebtedness is created (or if any other event thereunder or under any such agreement shall occur and be continuing), and the holder or holders of such Indebtedness (or a trustee on behalf of such holder or holders) have caused such Indebtedness to become due (or to be repurchased by the Company or any Subsidiary) prior to the stated maturity thereof, provided that the aggregate amount of all Indebtedness which has become due (or is required to be repurchased by the Company or any Subsidiary) exceeds $5,000,000; or

          (iv) any representation or warranty made by the Company or any Guarantor herein or in any Guaranty Agreement or by the Company or any Guarantor or any of its officers in any writing furnished in connection with or pursuant to this Agreement or any Guaranty Agreement shall be false in any material respect on the date as of which made; or

          (v) the Company fails to perform or observe any agreement contained in paragraph 4E or paragraph 6 (other than paragraphs 6B, 6G, 6H, or 6L, clause (ii)(y) of paragraph 6D, or paragraphs 6E or 6M, in each case to the extent paragraphs 6E or 6M relates to clause (ii)(y) of paragraph 6D, which paragraphs and clauses are subject to clause (vi) of this paragraph 7A); or

          (vi) the Company fails to perform or observe any other agreement, term or condition contained herein and such failure shall not be remedied within 30 days after any Responsible Officer obtains actual knowledge thereof, or any Guarantor fails to perform or observe any agreement contained in any Guaranty Agreement and such failure shall not be remedied within the grace period, if any, provided therefor in such Guaranty Agreement (or, if no grace period is provided therefor in such Guaranty Agreement, within 30 days after any Responsible Officer obtains actual knowledge thereof); or

          (vii) the Company or any Significant Subsidiary makes an assignment for the benefit of creditors or is generally not paying its debts as such debts become due; or

          (viii) any decree or order for relief in respect of the Company or any Significant Subsidiary is entered under any bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law, whether now or hereafter in effect (herein called the "Bankruptcy Law"), of any jurisdiction; or

          (ix) the Company or any Significant Subsidiary petitions or applies to any tribunal for, or consents to, the appointment of, or taking possession by, a trustee, receiver, custodian, liquidator or similar official of the Company or any Significant Subsidiary, or of any substantial part of the assets of the Company or any Significant Subsidiary, or commences a voluntary case under the Bankruptcy Law of the United States or any proceedings (other than proceedings for the voluntary liquidation and dissolution of a Significant Subsidiary) relating to the Company or any Significant Subsidiary under the Bankruptcy Law of any other jurisdiction; or

          (x) any such petition or application described in clause (ix) of this paragraph 7A is filed, or any such case or proceedings described in clause (ix) of this paragraph 7A are commenced, against the Company or any Significant Subsidiary and the Company or such Significant Subsidiary by any act indicates its approval thereof, consent thereto or acquiescence therein, or an order, judgment or decree is entered appointing any such trustee, receiver, custodian, liquidator or similar official, or approving the petition in any such proceedings, and such order, judgment or decree remains unstayed and in effect for more than 60 days; or

          (xi) any order, judgment or decree is entered in any proceedings against the Company decreeing the dissolution of the Company and such order, judgment or decree remains unstayed and in effect for more than 60 days; or

          (xii) any order, judgment or decree is entered in any proceedings against the Company or any Significant Subsidiary decreeing a split-up of the Company or such Significant Subsidiary which requires the divestiture of assets representing a substantial part, or the divestiture of the stock of a Significant Subsidiary whose assets represent a substantial part, of the consolidated assets of the Company and its Subsidiaries (determined in accordance with generally accepted accounting principles) or which requires the divestiture of assets, or stock of a Significant Subsidiary, which shall have contributed a substantial part of the consolidated net income of the Company and its Subsidiaries (determined in accordance with generally accepted accounting principles) for any of the three fiscal years then most recently ended, and such order, judgment or decree remains unstayed and in effect for more than 60 days; or

          (xiii) one or more final judgments in an aggregate amount (net of any insurance if the insurer has acknowledged its obligation to pay such insurance and is not in default of such obligation) in excess of $5,000,000 are rendered against the Company or any Significant Subsidiary and either
     (a) enforcement proceedings have been commenced by any creditor upon any such judgment or (b) within 60 days after entry thereof, any such judgment is not discharged or execution thereof stayed pending appeal, or within 60 days after the expiration of any such stay, such judgment is not discharged; or

          (xiv) (a) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code and any such failure, waiver or failure to obtain such waiver would reasonably be expected to have a Material Adverse Effect, (b) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of such proceedings and any such event would reasonably be expected to result in a liability to the Company or an ERISA Affiliate in excess of $5,000,000, (c) the aggregate "amount of unfunded benefit liabilities" (within the meaning of section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed $5,000,000, (d) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans that would reasonably be expected to have a Material Adverse Effect, (e) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan resulting in the incurrence by such withdrawing employer of a withdrawal liability in an amount exceeding $5,000,000, or (f) the Company or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company or any Subsidiary thereunder to the extent that would reasonably be expected to have a Material Adverse Effect; or

          (xv) other than in accordance with its terms, any Guaranty Agreement of a Material Subsidiary shall cease to be in full force and effect, or any Guarantor that is a Material Subsidiary shall contest or deny the validity or enforceability of, or deny that it has any liability or obligations under, any Guaranty Agreement;

then (a) if such event is an Event of Default specified in clause (i) or (ii) of this paragraph 7A, the holder of any Subordinated Note (other than the Company or any of its Subsidiaries or Affiliates) may at its option, by notice in writing to the Company, declare such Subordinated Note to be, and such Subordinated Note shall thereupon be and become, immediately due and payable at par together with interest accrued thereon and together with the Yield-Maintenance Amount, if any, with respect to such Subordinated Note, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company, (b) if such event is an Event of Default specified in clause (viii),
(ix) or (x) of this paragraph 7A with respect to the Company, all of the Subordinated Notes at the time outstanding shall automatically become immediately due and payable together with interest accrued thereon and together with the Yield-Maintenance Amount, if any, with respect to each Subordinated Note, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Company, and (c) if such event is not an Event of Default specified in clause (viii), (ix) or (x) of this paragraph 7A with respect to the Company, the Required Holder(s) may at its or their option, by notice in writing to the Company, declare all of the Subordinated Notes to be, and all of the Subordinated Notes shall thereupon be and become, immediately due and payable together with interest accrued thereon and together with the Yield-Maintenance Amount, if any, with respect to each Subordinated Note, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company. The Company acknowledges, and the parties hereto agree, that each holder of a Subordinated Note has the right to maintain its investment in the Subordinated Notes free from repayment by the Company (except as herein specifically provided for) and that the provision for payment of Yield-Maintenance Amount by the Company in the event the Subordinated Notes are prepaid or are accelerated as a result of an Event of Default is intended to provide compensation for the deprivation of such right under such circumstances.

      7B. Rescission of Acceleration. At any time within 90 days after any or all of the Subordinated Notes shall have been declared immediately due and payable pursuant to paragraph 7A, the Required Holder(s) may, by notice in writing to the Company, rescind and annul such declaration and its consequences if (i) the Company shall have paid all overdue interest on the Subordinated Notes, the principal of and Yield-Maintenance Amount, if any, payable with respect to any Subordinated Notes which have become due otherwise than by reason of such declaration, and interest on such overdue interest and overdue principal and Yield-Maintenance Amount at the rate specified in the Subordinated Notes,
(ii) the Company shall not have paid any amounts which have become due solely by reason of such declaration, (iii) all Events of Default and Defaults, other than non-payment of amounts which have become due solely by reason of such declaration, shall have been cured or waived pursuant to paragraph 12C(1), and
(iv) no judgment or decree shall have been entered for the payment of any amounts due pursuant to the Subordinated Notes or this Agreement. No such rescission or annulment shall extend to or affect any subsequent Event of Default or Default or impair any right arising therefrom.

      7C. Notice of Acceleration or Rescission. Whenever any Subordinated Note shall be declared immediately due and payable pursuant to paragraph 7A or any such declaration shall be rescinded and annulled pursuant to paragraph 7B, the Company shall forthwith give written notice thereof to the holder of each Subordinated Note at the time outstanding.

      7D. Other Remedies. If any Event of Default or Default shall occur and be continuing, the holder of any Subordinated Note may proceed to protect and enforce its rights under this Agreement and such Subordinated Note by exercising such remedies as are available to such holder in respect thereof under applicable law, either by suit in equity or by action at law, or both, whether for specific performance of any covenant or other agreement contained in this Agreement or in aid of the exercise of any power granted in this Agreement. No remedy conferred in this Agreement upon the holder of any Subordinated Note is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or now or hereafter existing at law or in equity or by statute or otherwise.

      8. REPRESENTATIONS, COVENANTS AND WARRANTIES. The Company represents, covenants and warrants as follows:

      8A(1).   Organization.  The Company is a corporation duly organized and existing in good standing under the laws of the State of Delaware and each Subsidiary is duly organized and existing in good standing under the laws of the jurisdiction in which it is organized. The Company and each of its Subsidiaries have duly qualified or been duly licensed, and are authorized to do business and are in good standing, in each jurisdiction in which the ownership of their respective properties or the nature of their respective businesses makes such qualification or licensing necessary and in which the failure to be so qualified or licensed would be reasonably likely to have a Material Adverse Effect.
Schedule 8A(1) hereto sets forth, as of the date hereof, a correct list of each Subsidiary, its jurisdiction of organization, its ownership and whether or not such Subsidiary is a Material Subsidiary.

      8A(2).   Power and Authority.  The Company and each Subsidiary has all requisite corporate, limited liability company, or partnership, as applicable, power to own or hold under lease and operate their respective properties which it purports to own or hold under lease and to conduct its business as currently conducted and as currently proposed to be conducted.

      8A(3).   Execution and Delivery of Transaction Documents.  The Company and
each Guarantor has all requisite corporate, limited liability company, or partnership, as applicable, power to execute, deliver and perform its obligations under this Agreement, the Subordinated Notes and the Guaranty Agreement, as the case may be. The execution, delivery and performance of this Agreement, the Subordinated Notes and the Guaranty Agreement has been duly authorized by all requisite corporate, limited liability company, or partnership, as applicable, action, and this Agreement, the Subordinated Notes and the Guaranty Agreement have been duly executed and delivered by authorized officers of the Company and each Guarantor, as the case may be, and are valid obligations of the Company and each Guarantor, as the case may be, legally binding upon and enforceable against the Company and each Guarantor, as the case may be, in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

      8B.      Financial Statements. The Company has furnished each Purchaser with the following financial statements, identified by a principal financial officer of the Company: (i) a consolidated balance sheet of the Company and its Subsidiaries as at December 31, 1999, and consolidated statements of income, stockholders' equity and cash flows of the Company and its Subsidiaries for such year, all reported on by Arthur Andersen LLP, and (ii) a consolidated balance sheet of the Company and its Subsidiaries as at June 30 in each of the years 1999 and 2000 and consolidated statements of income, stockholders' equity and cash flows for the six-month period ended on each such date, prepared by the Company. Such financial statements (including any related schedules and/or notes) are true and correct in all material respects (subject, as to interim statements, to changes resulting from audits and year-end adjustments), have been prepared in accordance with generally accepted accounting principles consistently followed throughout the periods involved and show all liabilities, direct and contingent, of the Company and its Subsidiaries required to be shown in accordance with such principles. The balance sheets fairly present the condition of the Company and its Subsidiaries as at the dates thereof, and the statements of income, stockholders' equity and cash flows fairly present the results of the operations of the Company and its Subsidiaries and their cash flows for the periods indicated in accordance with generally accepted accounting principles. Except as disclosed in the Company's press release dated October 9, 2000, there has been no material adverse change in the business, condition (financial or otherwise) or operations of the Company and its Subsidiaries, taken as a whole, since December 31, 1999.

      8C. Actions Pending. There is no action, suit, investigation or proceeding pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries, or any properties or rights of the Company or any of its Subsidiaries, by or before any court, arbitrator or administrative or governmental body which, individually or in the aggregate, would reasonably be expected to result in any Material Adverse Effect.

      8D. Outstanding Indebtedness. Neither the Company nor any of its Subsidiaries has outstanding any Indebtedness except as permitted by paragraphs 6A(1) and 6A(2). Schedule 8D hereto sets forth a complete and correct list of all outstanding Indebtedness of the Company and its Subsidiaries as of the date of closing outstanding in an amount in excess of $50,000. There exists no default under the provisions of any instrument evidencing such Indebtedness or of any agreement relating thereto.

      8E. Title to Properties. The Company has and each of its Subsidiaries has good and sufficient title to its respective properties and assets (other than properties which it leases) that individually or in the aggregate are material to the Company and its Subsidiaries, including the properties and assets reflected in the balance sheet as at December 31, 1999 referred to in paragraph 8B (other than properties and assets disposed of in the ordinary course of business), subject to no Lien of any kind except Liens permitted by paragraph 6B. All leases necessary in any material respect for the conduct of the respective businesses of the Company and its Subsidiaries taken as a whole are valid and subsisting and are in full force and effect.

      8F. Taxes. The Company has and each of its Subsidiaries has filed all federal, state and other income tax returns which, to the knowledge of the officers of the Company, are required to be filed, and each has paid all taxes as shown on such returns and on all assessments received by it to the extent that such taxes have become due, except such taxes as are being actively contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with generally accepted accounting principles, the amount of which individually or in the aggregate is not material to the Company and its Subsidiaries, taken as a whole.

      8G. Conflicting Agreements and Other Matters. Neither the Company nor any of its Subsidiaries is a party to any contract or agreement or subject to any charter or other corporate restriction which materially and adversely affects its business, property or assets, or financial condition. Neither the execution nor delivery of this Agreement, the Subordinated Notes or the Guaranty Agreement, nor the offering, issuance and sale of the Subordinated Notes, nor fulfillment of nor compliance with the terms and provisions hereof, of the Subordinated Notes, and of the Guaranty Agreement will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien upon any of the properties or assets of the Company or any of its Subsidiaries pursuant to, the organizational documents of the Company or any of its Subsidiaries, any award of any arbitrator or any agreement (including any agreement with stockholders), instrument, order, judgment, decree, statute, law, rule or regulation to which the Company or any of its Subsidiaries is subject. Neither the Company nor any of its Subsidiaries is a party to, or otherwise subject to any provision contained in, any instrument evidencing Indebtedness of the Company or such Subsidiary, any agreement relating thereto or any other contract or agreement (including its charter) which limits the amount of, or otherwise imposes restrictions on the incurring of, Indebtedness of the Company of the type to be evidenced by the Subordinated Notes or Indebtedness of any Guarantor of the type to be evidenced by the Guaranty Agreement except as set forth in the agreements listed in Schedule 8G attached hereto.

      8H. Offering of Subordinated Notes. Neither the Company nor any agent acting on its behalf has, directly or indirectly, offered the Subordinated Notes or any similar security of the Company for sale to, or solicited any offers to buy the Subordinated Notes or any similar security of the Company from, or otherwise approached or negotiated with respect thereto with, any Person other than institutional investors, and neither the Company nor any agent acting on its behalf has taken or will take any action which would subject the issuance or sale of the Subordinated Notes to the provisions of section 5 of the Securities Act or to the provisions of any securities or Blue Sky law of any applicable jurisdiction.

      8I. Use of Proceeds. Neither the Company nor any Subsidiary owns or has any present intention of acquiring any "margin stock" as defined in Regulation U (12 CFR Part 221) of the Board of Governors of the Federal Reserve System (herein called "margin stock"). The proceeds of sale of the Subordinated Notes will be used for general corporate purposes of the Company including the repayment of Senior Indebtedness and Acquisitions. None of such proceeds will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any margin stock or for the purpose of maintaining, reducing or retiring any Indebtedness which was originally incurred to purchase or carry any stock that is currently a margin stock or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of such Regulation U. The Company is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock. Neither the Company nor any agent acting on its behalf has taken or will take any action which might cause this Agreement or the Subordinated Notes to violate Regulation T, Regulation U or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Exchange Act, in each case as in effect now or as the same may hereafter be in effect.

      8J. ERISA. Other than deficiencies disclosed in the financial statements referred to in paragraph 8B hereof, which deficiencies would not be reasonably expected to have a Material Adverse Effect, no accumulated funding deficiency (as defined in section 302 of ERISA and section 412 of the Code), whether or not waived, exists with respect to any Plan (other than a Multiemployer Plan). No liability to the PBGC (other than for premiums not overdue) has been or is expected by the Company or any ERISA Affiliate to be incurred with respect to any Plan (other than a Multiemployer Plan) by the Company , any Subsidiary or any ERISA Affiliate which is or would be materially adverse to the business, condition (financial or otherwise) or operations of the Company and its Subsidiaries taken as a whole. Neither the Company , any Subsidiary nor any ERISA Affiliate has incurred or presently expects to incur any withdrawal liability under Title IV of ERISA with respect to any Multiemployer Plan which is or would be materially adverse to the business, condition (financial or otherwise) or operations of the Company and its Subsidiaries taken as a whole. The execution and delivery of this Agreement and the Guaranty Agreement and issuance and sale of the Subordinated Notes will be exempt from, or will not involve any transaction which is subject to, the prohibitions of section 406 of ERISA and will not involve any transaction in connection with which a penalty could be imposed under section 502(i) of ERISA or a tax would be imposed pursuant to section 4975 of the Code. The representation by the Company in the next preceding sentence is made in reliance upon and subject to the accuracy of each Purchaser's representation in paragraph 9B.

      8K. Governmental Consent. Neither the nature of the Company or of any Subsidiary, nor any of their respective businesses or properties, nor any relationship between the Company or any Subsidiary and any other Person, nor any circumstance in connection with the offering, issuance, sale or delivery of the Subordinated Notes is such as to require any authorization, consent, approval, exemption or other action by or notice to or filing with any court or administrative or governmental body (other than routine filings after the date of closing with the Securities and Exchange Commission and/or state Blue Sky authorities) in connection with the execution and delivery of this Agreement and the Guaranty Agreement, the offering, issuance, sale or delivery of the Subordinated Notes or fulfillment of or compliance with the terms and provisions hereof, of the Subordinated Notes or of the Guaranty Agreement. The representation by the Company in this paragraph 8K is made in reliance upon and subject to the accuracy of each Purchaser's representation in paragraph 9.

      8L. Compliance with Environmental and Other Laws. The Company and its Subsidiaries and all of their respective properties and facilities have complied at all times and in all respects with all federal, state, local, foreign and regional statutes, laws, ordinances and judicial or administrative orders, judgments, rulings and regulations, including, without limitation, those relating to protection of the environment except, in any such case, where failure to comply, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

      8M. Regulatory Status. Neither the Company nor any of its Subsidiaries is
(i) an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or an "investment adviser" within the meaning of the Investment Advisers Act of 1940, as amended, (ii) a "holding company" of a "public utility company" or a "subsidiary company" or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended, or (iii) a "public utility" within the meaning of the Federal Power Act, as amended.

      8N. Permits and Other Operating Rights. The Company and each Subsidiary has all such valid and sufficient certificates of convenience and necessity, franchises, licenses, permits, operating rights and other authorizations from federal, state, foreign, regional, municipal and other local regulatory bodies or administrative agencies or other governmental bodies having jurisdiction over the Company or any Subsidiary or any of its properties, as are necessary for the ownership, operation and maintenance of its businesses and properties, as presently conducted and, as far as the Company can reasonably foresee, as proposed to be conducted while the Subordinated Notes are outstanding, subject to exceptions and deficiencies which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, and such certificates of convenience and necessity, franchises, licenses, permits, operating rights and other authorizations from federal, state, foreign, regional, municipal and other local regulatory bodies or administrative agencies or other governmental bodies having jurisdiction over the Company, any Subsidiary or any of its properties are free from restrictions or conditions which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect, and neither the Company nor any Subsidiary is in violation of any thereof in any respect that would be reasonably expected to have a Material Adverse Effect.

      8O. Rule 144A. The Subordinated Notes are not of the same class as securities of the Company, if any, listed on a national securities exchange, registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system.

      8P. Disclosure. Neither this Agreement, the Guaranty Agreement nor any other document, certificate or statement furnished to any Purchaser by or on behalf of the Company or any Guarantor in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading in light of the circumstances under which they were provided. There is no fact or facts peculiar to the Company or any of its Subsidiaries which materially adversely affects or in the future may (so far as the Company can now reasonably foresee), individually or in the aggregate, reasonably be expected to materially adversely affect the business, property or assets, or financial condition of the Company or any of its Subsidiaries and which has not been set forth in this Agreement or in the other documents, certificates and statements furnished to each Purchaser by or on behalf of the Company prior to the date hereof in connection with the transactions contemplated hereby. The financial projections contained in the Memorandum, as updated by the financial projections delivered pursuant to paragraph 3F hereof, are reasonable based on the assumptions stated therein and the best information available to the officers of the Company at the time and under the circumstances under which such projections and assumptions were provided. It is understood and acknowledged by the holders of the Subordinated Notes that the assumptions and the projections involve inherent uncertainties about many matters, many of which are beyond the control of the Company and the Subsidiaries, and that actual results may not match the projections for any number of reasons.

      9. REPRESENTATIONS OF EACH PURCHASER. Each Purchaser represents as follows:

      9A. Nature of Purchase. Such Purchaser is not acquiring the Subordinated Notes to be purchased by it hereunder with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act, provided that the disposition of such Purchaser's property shall at all times be and remain within its control.

      9B. Source of Funds. At least one of the following statements is an accurate representation as to each source of funds (a "Source") to be used by such Purchaser to pay the purchase price of the Subordinated Notes to be purchased by it hereunder: (i) the Source is the "insurance company general account" of such Purchaser (as such term is defined under Section V of the United States Department of Labor's Prohibited Transaction Class Exemption ("PTCE") 95-60), and as of the date of the purchase of the Subordinated Notes such Purchaser satisfies all of the applicable requirements for relief under Sections I and IV of PTCE 95-60; (ii) the Source is a separate account maintained by such Purchaser in which no employee benefit plan, other than employee benefit plans identified on a written list which has been furnished by such Purchaser to the Company, participates to the extent of 10% or more; (iii) the Source constitutes assets of an "investment fund" (within the meaning of Part V of the QPAM Exemption) managed by a "qualified professional asset manager" or "QPAM" (within the meaning of Part V of the QPAM Exemption), no employee benefit plan's assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part 1(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of "control" in Section V(e) of the QPAM Exemption) owns a 5% or more interest in the Company and (a) the identity of such QPAM and (b) the names of all employee benefit plan whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this clause (iii); (iv) the Source is a governmental plan; (v) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this clause (v); or (vi) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA. For the purpose of this paragraph 9B, the terms "separate account",

"governmental plan", and "employee benefit plan" shall have the respective meanings specified in section 3 of ERISA.

      10.   SUBORDINATION OF SUBORDINATED NOTES.   Anything in this Agreement or
the Subordinated Notes to the contrary notwithstanding, each Purchaser and each Transferee of a Subordinated Note by its acceptance of a Subordinated Note covenants and agrees that the payment of the principal of, interest on, and Yield-Maintenance Amount or Adjusted Yield-Maintenance Amount, if any, with respect to, the Subordinated Notes and any guarantee of payment with respect to any of the foregoing (all of the foregoing, the "Subordinated Obligations") shall, to the extent set forth in this paragraph 10, be subordinate and junior and subject in right of payment to the prior payment in full of all Senior Indebtedness.

      10A. Payment Default or Acceleration. Except under circumstances when the terms of paragraph 10C are applicable, if (i) a Payment Default or Senior Indebtedness Acceleration shall have occurred and be continuing, and (ii) the holders of the Subordinated Notes shall have received a Payment Default Notice, then no holder of the Subordinated Notes shall accept or receive any direct or indirect payment (in cash, other property, by setoff, or otherwise) on account of the Subordinated Obligations during the Payment Blockage Period; provided,
                                                                    ---------
however, that in the case of any payment on or in respect of any Subordinated
-------
Obligation that would (in the absence of any such Payment Default Notice) have been due and payable on any date (a "Scheduled Payment Date") during such Payment Blockage Period pursuant to the terms of this Agreement as in effect on the date hereof or as amended consistent with the provisions of paragraph 10J hereof, the provisions of this paragraph 10A shall not prevent the making and acceptance of such payment (a "Scheduled Payment"), together with any additional default interest as is provided in this Agreement or the Subordinated Notes, on or after the date immediately following the termination of such Payment Blockage Period, provided, further, that if the holders of the Subordinated Notes shall
        -----------------
have received any payment thereon and, within 5 days after the date such payment was made, shall receive a Payment Default Notice referencing a Payment Default or a Senior Indebtedness Acceleration, in either case which had occurred and was continuing on the date of such payment, then the payment so received shall be subject to the provisions of the next succeeding paragraph and shall be paid over immediately to the holders of the Senior Indebtedness.

     In the event that, notwithstanding the foregoing, the Company shall make any payment to any holder of the Subordinated Notes prohibited by the foregoing provisions of this paragraph 10A, then and in such event such payment shall be segregated by such holder and held in trust for the benefit of and immediately shall be paid over to the holders of the Senior Indebtedness for application against the Senior Indebtedness remaining unpaid until such Senior Indebtedness is paid in full. Any Payment Default Notice shall be deemed received by the holders of the Subordinated Notes upon the date of actual receipt by the holders of the Subordinated Notes of such Payment Default Notice in writing.

      10B. Non-Payment Default. Except under circumstances when the terms of paragraphs 10A or 10C are applicable, if (i) a Non-Payment Default shall have occurred and be continuing, (ii)
the holders of the Subordinated Notes shall have received a Non-Payment Default Notice, and (iii) no Non-Payment Default Notice shall have been given within the 360-day period immediately preceding the giving of such Non-Payment Default Notice, then no holder of the Subordinated Notes shall accept or receive any direct or indirect payment (in cash, other property, by setoff, or otherwise) on account of the Subordinated Obligations during the Non-Payment Blockage Period; provided, however, that in the case of any Scheduled Payment on or in respect
--------- -------
of any Subordinated Obligation that would (in the absence of any such Non-Payment Default Notice) have been due and payable on any Scheduled Payment Date during such Non-Payment Blockage Period pursuant to the terms of this Agreement as in effect on the date hereof or as amended consistent with the requirements of paragraph 10J hereof, the provisions of this paragraph 10B shall not prevent the making and acceptance of such Scheduled Payment, together with any additional default interest as is provided in this Agreement or the Subordinated Notes, on or after the date immediately following the termination of such Non-Payment Blockage Period.

     In the event that, notwithstanding the foregoing, the Company shall make any payment to any holder of the Subordinated Notes prohibited by the foregoing provisions of this paragraph 10B, then and in such event such payment shall be segregated by such holder and held in trust for the benefit of and immediately shall be paid over to the holders of the Senior Indebtedness for application against the Senior Indebtedness remaining unpaid until such Senior Indebtedness is paid in full. Any Non-Payment Default Notice shall be deemed received by the holders of the Subordinated Notes upon the date of actual receipt by the holders of the Subordinated Notes of such Non-Payment Default Notice in writing.

      10C.  Insolvency; Bankruptcy; etc.  In the event of the institution of any Insolvency Proceeding relative to the Company, then any payment or distribution of any kind or character, whether in cash, property or securities, by setoff or otherwise, which may be payable or deliverable in such proceedings in respect of the Subordinated Obligations shall be paid or delivered by the Person making such payment or distribution, whether a trustee in bankruptcy, a receiver, a liquidating trustee, or otherwise, directly to the holders of the Senior Indebtedness to the extent necessary to make payment in full of all Senior Indebtedness remaining unpaid; provided, however, that no such delivery
                                      --------  -------
of any Reorganization Securities shall be made to holders of the Senior Indebtedness. In the event that, notwithstanding the foregoing provisions of this paragraph 10C, the holders of the Subordinated Notes shall have received any such payment or distribution of any kind or character, whether in cash, property or securities, by setoff or otherwise, before all Senior Indebtedness is paid in full, which is to be paid to the holders of the Senior Indebtedness under the foregoing provisions of this paragraph 10C, then and in such event such payment or distribution shall be segregated and held in trust for the benefit of and immediately shall be paid over to the holders of the Senior Indebtedness for application to the payment of all Senior Indebtedness remaining unpaid until all such Senior Indebtedness shall have been paid in full.

      10D. No Impairment. No right of any present or future holder of Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any non-compliance by the Company with the terms, provisions, and covenants of this Agreement or the Subordinated Notes, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

      10E. Defines Rights of Creditors; Subrogation. The provisions of this paragraph 10 are for the purpose of defining the relative rights of the holders of Senior Indebtedness on the one hand, and the holders of the Subordinated Notes on the other hand, and nothing herein shall impair, as between the Company and the holders of the Subordinated Notes, the obligation of the Company, which is unconditional and absolute, to pay to the holders thereof the principal thereof and Yield-Maintenance Amount or Adjusted Yield-Maintenance Amount, if any, and interest thereon in accordance with their terms and the provisions hereof, nor shall anything herein prevent the holders of the Subordinated Notes from exercising all remedies otherwise permitted by applicable law or hereunder upon default hereunder or under the Subordinated Notes (including the right to demand payment and sue for performance hereof and of the Subordinated Notes and to accelerate the maturity thereof as provided in paragraph 7 hereof), subject to the rights of holders of Senior Indebtedness under this paragraph 10, provided, no holder of a Subordinated Note and no agent or representative
--------
thereof shall exercise any remedies against, or attempt to foreclose upon, garnish, sequester or execute upon, any property known to it as constituting collateral for the Senior Indebtedness (other than to file or record any judgment liens it may have obtained against such collateral) during any period in which the holders of the Senior Indebtedness have commenced and are pursuing with reasonable diligence a judicial proceeding to obtain a judgment against the Company in respect of the Senior Indebtedness or to effect a sale of the collateral for the Senior Indebtedness or non-judicial remedies to effect a sale of the collateral for the Senior Indebtedness. Upon payment in full of the Senior Indebtedness, the holders of the Subordinated Notes shall, to the extent of any payments or distributions paid or delivered to the holders of the Senior Indebtedness or otherwise applied to the Senior Indebtedness pursuant to the provisions of this paragraph 10, be subrogated to the rights of the holders of the Senior Indebtedness to receive payments or distributions of assets of the Company made on Senior Indebtedness (and any security therefor) until the Subordinated Obligations shall be paid in full (and, for this purpose, no such payments or distributions paid or delivered to the holders of the Senior Indebtedness or otherwise applied to the Senior Indebtedness shall be deemed to have discharged the Subordinated Obligations), and, for the purposes of such subrogation, no payments to the holders of Senior Indebtedness of any cash, assets, stock, or obligations to which the holders of the Subordinated Notes would be entitled except for the provisions of this paragraph 10 shall, as between the Company, its creditors (other than the holders of the Senior Indebtedness), and the holders of the Subordinated Notes, be deemed to be a payment by the Company to or on account of Senior Indebtedness. The fact that failure to make any payment on account of the Subordinated Obligations is caused by reason of the operation of any provision of this paragraph 10 shall not be construed as preventing the occurrence of an Event of Default.

      10F. Payments on Senior Indebtedness. In the event that any holder of a Subordinated Note determines in good faith that evidence is required with respect to the right of any holder of Senior Indebtedness to participate in any payment or distribution pursuant to this paragraph 10 or the amount of such participation, such holder of a Subordinated Note may request such Person to furnish evidence to the reasonable satisfaction of such holder of a Subordinated Note as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this paragraph 10, and if such evidence is not furnished such holder of a Subordinated Note may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment; provided that, upon the written request of such Person to such holder, such payment shall be made to the court having jurisdiction over such judicial determination or to another Person mutually satisfactory to such Person and such holder, as escrowee, to be held and invested pending such judicial determination in accordance with such instructions as shall be mutually satisfactory to such Person and such holder and upon such judicial determination becoming final and nonappealable to be distributed in accordance therewith to the Person entitled thereto.

      10G. Notice Upon Acceleration. If payment of the Subordinated Notes is accelerated because of an Event of Default, the Company will promptly notify the Senior Indebtedness Representative of such acceleration. The Company may not pay the Subordinated Notes until ten Business Days after the Senior Indebtedness Representative receives notice of such acceleration from the Company or any holder of any Subordinated Notes and, after that ten business day period, may pay the Subordinated Notes only if the provisions of this paragraph 10 do not prohibit such payment at that time.

      10H. Reinstatement. To the extent any payment of or distribution in respect of the Senior Indebtedness (whether by or on behalf of the Company, as proceeds of security or enforcement of any right of set off or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar person under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then if such payment or distribution is recovered by, or paid over to, such receiver, trustee in bankruptcy, liquidating trustee, agent or other similar person, the Senior Indebtedness or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment has not occurred and the provisions of this paragraph 10 shall continue to be applicable in respect of said reinstated Senior Indebtedness.

      10I. No Waiver. Any renewal or extension of the time of payment of any Senior Indebtedness or the exercise by the holders of Senior Indebtedness of any of their rights under any instrument creating or evidencing Senior Indebtedness, including, without limitation, the waiver of default thereunder, may be made or done all without notice to or assent from the holders of the Subordinated Notes and shall not affect the provisions or efficacy of this paragraph 10. No compromise, alteration, amendment, modification, extension, renewal or other change of, or waiver, consent or other action in respect of, any liability or obligation under or in respect of, or of any of the terms, covenants or conditions of any agreement, indenture or other instrument under which any Senior Indebtedness is outstanding or of such Senior Indebtedness, shall in any way alter or affect any of the provisions of this paragraph 10 or of the Subordinated Notes relating to the subordination thereof. The foregoing provisions are not intended to permit a change to the definition of "Senior Indebtedness" contained in this Agreement.

      10J. Amendments. No amendment of this paragraph 10, or the definitions used in this paragraph 10, or any amendment of paragraph 4A of this Agreement which would have the effect of accelerating the date for, or increasing the amount of, any scheduled prepayment of principal of the Subordinated Notes, or of any section that would have the effect of modifying this paragraph 10, or the definitions used in this paragraph 10, or so amending paragraph 4A, shall be made without the prior written consent of the Senior Indebtedness Representative.

      11. DEFINITIONS; ACCOUNTING MATTERS. For the purpose of this Agreement, the terms defined in paragraphs 11A and 11B (or within the text of any other paragraph) shall have the respective meanings specified therein and all accounting matters shall be subject to determination as provided in paragraph 11C.

      11A.  Yield-Maintenance Terms.

            "Adjusted Discounted Value" shall mean with respect to the Called Principal of any Subordinated Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (as converted to reflect the same periodic basis on which interest on the Subordinated Notes is payable, if interest on the Subordinated Notes is payable other than on a semi-annual basis) equal to the Reinvestment Yield with respect to such Called Principal plus 1.00%.

            "Adjusted Yield-Maintenance Amount" shall mean, with respect to any Subordinated Note, an amount equal to the excess, if any, of the Adjusted Discounted Value of the Called Principal of such Subordinated Note over the sum of (i) such Called Principal plus (ii) interest accrued thereon as of (including interest due on) the Settlement Date with respect to such Called Principal. The Adjusted Yield-Maintenance Amount shall in no event be less than zero.

            "Called Principal" shall mean, with respect to any Subordinated Note, the principal of such Subordinated Note that is to be prepaid pursuant to paragraph 4B or paragraph 4E or is declared to be or becomes immediately due and payable pursuant to paragraph 7A, as the context requires.

            "Discounted Value" shall mean, with respect to the Called Principal of any Subordinated Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (as converted to reflect the same periodic basis on which interest on the Subordinated Notes is payable, if interest on the Subordinated Notes is payable other than on a semi-annual basis) equal to the Reinvestment Yield with respect to such Called Principal.

            "Reinvestment Yield" shall mean, with respect to the Called Principal of any Subordinated Note, 1.50% over the yield to maturity implied by
(i) the yields reported, as of 10:00
a.m. (New York City time) on the Business Day next preceding the Settlement Date with respect to such Called Principal, on the display designated as "Page 678" on the Bridge Telerate Services (Telerate) (or such other display as may replace Page 678 on the Bridge Telerate Services (Telerate)) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or if such yields shall not be reported as of such time or the yields reported as of such time shall not be ascertainable, (ii) the Treasury Constant Maturity Series yields reported, for the latest day for which such yields shall have been so reported as of the Business Day next preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield shall be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between yields reported for various maturities. The Reinvestment Yield will be rounded to that number of decimal places as appears in the coupon for the Subordinated Notes.

          "Remaining Average Life" shall mean, with respect to the Called Principal of any Subordinated Note, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into
(ii) the sum of the products obtained by multiplying (a) each Remaining Scheduled Payment of such Called Principal (but not of interest thereon) by (b) the number of years (calculated to the nearest one-twelfth year) which will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

          "Remaining Scheduled Payments" shall mean, with respect to the Called Principal of any Subordinated Note, all payments of such Called Principal and interest thereon that would be due on or after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date.

          "Settlement Date" shall mean, with respect to the Called Principal of any Subordinated Note, the date on which such Called Principal is to be prepaid pursuant to paragraph 4B or paragraph 4E or is declared to be or becomes immediately due and payable pursuant to paragraph 7A, as the context requires.

          "Yield-Maintenance Amount" shall mean, with respect to any Subordinated Note, an amount equal to the excess, if any, of the Discounted Value of the Called Principal of such Subordinated Note over the sum of (i) such Called Principal plus (ii) interest accrued thereon as of (including interest due on) the Settlement Date with respect to such Called Principal. The Yield-Maintenance Amount shall in no event be less than zero.

      11B.  Other Terms.

            "Acquisition" means any transaction, or any series of related transactions, by which the Company or any of its Subsidiaries (i) acquires all or substantially all of the assets of any Person, or division thereof, whether through purchase of assets, merger or otherwise or (ii) directly or indirectly acquires all of the securities of or outstanding ownership interests or control of any Person.

            "Add-Back Adjustments" shall mean the pro forma adjustments of the types referred to in 17 CFR 210.11-02(b)(6).

            "Affiliate" of any Person shall mean (i) any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such first Person, and (ii) with respect to any Purchaser, any investment fund or vehicle for which such Purchaser or any Affiliate of such Purchaser acts as investment advisor or portfolio manager. A Person shall be deemed to control a corporation or other entity if (a) such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such corporation or entity, whether through the ownership of voting securities, by contract or otherwise, or (b) if such Person owns, directly or indirectly, 10% or more of the total combined voting power of all voting securities of such corporation or entity.

            "Bankruptcy Code" shall mean the Bankruptcy Reform Act of 1978, as codified under Title 11 of the United States Code, and the Bankruptcy Rules promulgated thereunder, as the same may be in effect from time to time.

            "Bankruptcy Law" shall have the meaning specified in clause (viii) of paragraph 7A.

            "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which commercial banks in Houston, Texas or New York City are required or authorized to be closed.

            "Capitalized Lease" shall mean any lease the obligations of the lessee under which constitute Capitalized Lease Obligations.

            "Capitalized Lease Obligation" shall mean any rental obligation which, under generally accepted accounting principles, would be required to be capitalized on the books of the Company or any Subsidiary, taken at the amount thereof accounted for as indebtedness (net of interest expense) in accordance with such principles.

            "Change of Control" shall mean (a) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Company by Persons who were neither (i) nominated by the board of directors of the Company nor (ii) appointed by directors so nominated; or (b) the acquisition of direct or indirect Control of the Company by any Person or any group other than a group containing only one or more of the shareholders of the Company listed on
Schedule 11B(1) hereto.

          "closing" or "date of closing" shall have the meaning given in paragraph 2 hereof.

          "Code" shall mean the Internal Revenue Code of 1986, as amended.

          "Consolidated Net Earnings" of any Person for any period shall mean the net income (or loss) of such Person and its Subsidiaries for such period, excluding (i) any extraordinary items, and (ii) any equity interest of such Person in the unremitted earnings of any Person which is not a Subsidiary of such Person, as determined on a consolidated basis in accordance with generally accepted accounting principles.

          "Consolidated Total Assets" shall mean as of any date the total assets of the Company and its Subsidiaries on such date as determined on a consolidated basis in accordance with generally accepted accounting principles.

          "Control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" shall have meanings correlative thereto.

          "Default" shall mean any of the events specified in paragraph 7A, whether or not any requirement in connection with such event for the giving of notice, or the lapse of time, or the happening of any further condition, event or act for such event to become an Event of Default has been satisfied.

          "Default Rate" shall mean a rate per annum from time to time equal to the lesser of (i) the greater of (a) 14.00%, or (b) 2.00% over the rate of interest publicly announced by The Bank of New York from time to time in New York City as its Prime Rate or (ii) the maximum rate permitted by applicable law.

          "EBITDA" shall mean, for any period, the sum of:

               (i) the Consolidated Net Earnings of the Company for such period, plus (to the extent deducted in determining Consolidated Net Earnings of the Company for such period) the aggregate amount of federal, state and local income and franchise taxes, interest expense, depreciation expense and amortization expense for such period; and

               (ii) to the extent not included in determining the amount in clause (i), above, for such period, Pro Forma Operating Income.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

          "ERISA Affiliate" shall mean any corporation which is a member of the same controlled group of corporations as the Company within the meaning of section 414(b) of the Code, or any trade or business which is under common control with the Company within the meaning of section 414(c) of the Code.

          "Event of Default" shall mean any of the events specified in paragraph 7A, provided that there has been satisfied any requirement in connection with such event for the giving of notice, or the lapse of time, or the happening of any further condition, event or act.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

          "Existing Credit Agreement" shall mean that certain Amended and Restated Credit Agreement, dated February 9, 2000, among the Company as borrower, the Subsidiaries of the Company named therein as guarantors, The Chase Manhattan Bank f/k/a Chase Bank of Texas, National Association, as Administrative Agent, Bankers Trust Company as Syndication Agent, First Union National Bank as Documentation Agent, and the co-agents and lenders named therein, as said document may be amended, restated, renewed, modified or extended from time to time.

          "Funded Debt" shall mean, without duplication of amounts, all Indebtedness of the Company and its Subsidiaries for borrowed money, all Capitalized Lease Obligations of the Company or its Subsidiaries, the aggregate LC Exposure and all Indebtedness of the Company or its Subsidiaries evidenced by any Guarantee of Indebtedness, other than the Guarantee of the Indebtedness of the Company and its Subsidiaries which Indebtedness is otherwise permitted hereunder, determined on a consolidated basis.

          "Guarantee" of or by any Person (the "guarantor") shall mean any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect,
(a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Guarantee shall be equal to the outstanding principal amount of the obligation guaranteed or such lesser amount to which the maximum exposure of the guarantor shall have been specifically limited.

          "Guarantor" shall mean each Material Subsidiary of the Company in existence as of the date of closing and each other Person which may from time to time execute a Guaranty Agreement.

          "Guaranty Agreement" and "Guaranty Agreements" shall have the meaning given in paragraph 3A(ii) hereof.

          "Hedging Agreement" means any foreign currency exchange agreement, commodity price protection agreement or other currency exchange rate or commodity price hedging arrangement, or any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or similar interest rate hedging agreement.

          "including" shall mean, unless the context clearly requires otherwise, "including without limitation", whether or not so stated.

          "Indebtedness" of any Person shall mean, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (iii) all obligations of such Person upon which interest charges are customarily paid,
(iv) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person (excluding accounts payable and accrued liabilities incurred in the ordinary course of business), (v) all obligations of such Person in respect of the deferred purchase price of property or services (excluding accounts payable and accrued liabilities incurred in the ordinary course of business, including retainages and post-closing adjustments), (vi) all Indebtedness of others secured by any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (vii) all Guarantees by such Person of Indebtedness of others, (viii) all Capitalized Lease Obligations of such Person, (ix) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit, letters of guaranty supporting Indebtedness and the net amount under any Interest Rate Risk Indebtedness, and
(x) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

          "Insolvency Proceeding" shall mean (i) any case, action, or proceeding before any court or other governmental authority having jurisdiction over the applicable Person or its assets relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up, or relief of debtors, or (ii) any general assignment for the benefit of creditors, composition, marshaling of assets for creditors, or other similar arrangement in respect of its creditors generally or any substantial portion of its creditors; in each case whether undertaken under U.S. Federal (including the Bankruptcy
Code), State, or foreign law.

          "Interest Rate Risk Agreement" shall mean the program, and all documents related thereto, for the hedging of interest rate risk provided for in any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or similar arrangement entered into by the Company or any of its Subsidiaries for the purpose of reducing its exposure to interest rate fluctuations in connection with Funded Debt of the Company or any of its Subsidiaries and not for speculative purposes.

          "Interest Rate Risk Indebtedness" shall mean all obligations and Indebtedness of the Company or any of its Subsidiaries with respect to any program for the hedging of interest rate risk provided for in any Interest Rate Risk Agreement.

          "LC Disbursement" shall mean a payment made by the issuer of a letter of credit issued for the account of the Company or any Subsidiary pursuant to such letter of credit.

          "LC Exposure" shall mean, at any time, the sum of (i) the aggregate undrawn amount of all outstanding letters of credit issued for the account of the Company or any Subsidiary at such time plus (ii) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Company or its Subsidiaries at such time.

          "Lien" shall mean, with respect to any asset, (i) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (ii) the interest of a vendor or lessor under any conditional sale agreement, Capitalized Lease or title retention agreement relating to such asset and (iii) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

          "Maintenance Capital Expenditure" of any Person for any period shall mean the actual depreciation expense required to be classified and accounted for as depreciation expense on a consolidated income statement of such Person for such period under generally accepted accounting principles.

          "Material Adverse Effect" shall mean a material adverse effect on (i) the business, assets, operations, prospects, or condition, financial or otherwise, of the Company and its Subsidiaries taken as a whole, (ii) the ability of the Company and its Subsidiaries taken as a whole, to perform any of its obligations under this Agreement, the Subordinated Notes or any Guaranty Agreement or (iii) the material rights of or benefits available to the holders of the Subordinated Notes under this Agreement, the Subordinated Notes or any Guaranty Agreement to enforce collection of the obligations due under this Agreement, the Subordinated Notes or any Guaranty Agreement.

          "Material Subsidiary" shall mean (i) any Significant Subsidiary, or
(ii) any Subsidiary which is liable under a Guarantee with respect to any Senior Funded Debt.

          "Maximum Senior Debt Leverage Ratio" shall mean 2.25 to 1.00; provided, however, if as of any date upon which compliance with the provisions of paragraph 6A(2) hereof is to be determined the Company is a party to a Principal Bank Lending Agreement which requires the Company to maintain a maximum ratio of the outstanding amount of all Senior Funded Debt to EBITDA for the four consecutive fiscal quarters ending on such date of greater than 2.25 to
1.00 as of such date, then the "Maximum Senior Debt Leverage Ratio" shall mean the maximum ratio of the outstanding amount of all Senior Funded Debt to EBITDA for the four consecutive fiscal quarters ending on such date which the Company is required to maintain under the Principal Bank Lending Agreement as of such date, but in no event shall the Maximum Senior Debt Leverage Ratio as of any date be greater than 2.50 to 1.00.

          "Memorandum" shall mean the Company's "Private Placement Memorandum," dated September 2000, relating to the Subordinated Notes, provided by or on behalf of the Company to the Purchasers.

          "Multiemployer Plan" shall mean any Plan which is a "multiemployer plan" (as such term is defined in section 4001(a)(3) of ERISA).

          "Net Proceeds of Capital Stock" shall mean, with respect to any period, cash proceeds (net of all costs and out-of-pocket expenses in connection therewith, including, without limitation, placement, underwriting and brokerage fees and expenses), received by the Company from the sale of its capital stock (other than Redeemable capital stock).

          "Non-Payment Blockage Period" shall mean, with respect to any Non-Payment Default, the period from and including the date of receipt by the holders of the Subordinated Notes of a Non-Payment Default Notice relating thereto until the first to occur of (a) the date upon which the Senior Indebtedness has been paid in full, (b) the 179th day after receipt of such Non-Payment Default Notice, (c) the date on which the Non-Payment Default which is the subject of such Non-Payment Default Notice has been waived in writing by the applicable holder or holders of the Senior Indebtedness or an agent or representative on their behalf, cured, or ceased to exist, or (d) the date upon which the Person(s) giving such Non-Payment Default Notice notify the holders of the Subordinated Notes of the termination of such Non-Payment Blockage Period.

          "Non-Payment Default' shall mean the occurrence of any event under any agreement under which any Senior Indebtedness in an aggregate amount of at least $1,000,000 is outstanding, not constituting a Payment Default, which gives the holder of such Senior Indebtedness, or an agent or representative acting on behalf of such holder, the right to cause the maturity of such Senior Indebtedness to be accelerated immediately without any further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace period.

          "Non-Payment Default Notice" shall mean a written notice from or on behalf of the Senior Indebtedness Representative that a Non-Payment Default with respect to at least a majority of the outstanding principal amount of all Senior Indebtedness then outstanding has occurred and is continuing which identifies such Non-Payment Default and specifically designates such notice as a "Non-Payment Default Notice".

          "Officer's Certificate" shall mean a certificate signed in the name of the Company by its President, one of its Vice Presidents or its Treasurer.

          "Operating Lease" shall mean any lease of real or personal property which is not a Capitalized Lease.

          "Payment Blockage Period" shall mean, with respect to any Payment Default or Senior Indebtedness Acceleration, the period from and including the date of receipt by the holders of the Subordinated Notes of a Payment Default Notice relating thereto until the first to occur of (a) the date upon which the Senior Indebtedness has been paid in full, (b) if such Payment Default Notice relates to a Payment Default, the date on which the Payment Default which is the subject of such Payment Default Notice has been waived in writing by the applicable holder or holders of the Senior Indebtedness or an agent or representative on their behalf, cured or ceased to exist, or if such Payment Default Notice relates to a Senior Indebtedness Acceleration, the date on which such acceleration is rescinded, annulled or ceased to exist, or (c) the day upon which the Person(s) giving such Payment Default Notice notify the holders of the Subordinated Notes of the termination of such Payment Blockage Period.

          "Payment Default" shall mean a default by the Company in any payment on the portion of Senior Indebtedness consisting of principal, interest or premium in an aggregate amount of at least $1,000,000 when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or acceleration or otherwise.

          "Payment Default Notice" shall mean a written notice from or on behalf of any holder of any Senior Indebtedness that either (i) a Payment Default with respect to such Senior Indebtedness has occurred and is continuing, or (ii) a Senior Indebtedness Acceleration with respect to such Senior Indebtedness has occurred and is continuing.

          "PBGC" shall mean the Pension Benefit Guaranty Corporation, or any successor or replacement entity thereto under ERISA.

          "Permitted Businesses" shall mean any business that involves the production, distribution or sale of ready-mixed concrete (including truck-mixed concrete) and other cement mixtures; precast concrete products; slag products; retail sales of concrete products, equipment, tools and accessories; aggregate production, storage and sales and any logical extension of or business activity reasonably related to or in furtherance of any of the foregoing.

          "Permitted Encumbrances" shall mean:

          (i) Liens for taxes (including ad valorem and property taxes) and assessments or governmental charges or levies not yet due or which are being actively contested in good faith by appropriate proceedings in compliance with, or otherwise permitted to be incurred pursuant to, paragraph 5H;

          (ii)   Liens existing as of the date hereof specified on Schedule 6B;

          (iii) other Liens incidental to the conduct of the business of the Company and its Subsidiaries or the maintenance, operation, construction or ownership of its property and assets (including pledges or deposits in connection with workers' compensation and social security taxes, assessments and charges, and landlord's, mechanic's and materialmen's Liens and survey exceptions or encumbrances, easements or reservations, rights-of-way, or zoning restrictions) provided that (A) such Liens were not incurred in connection with the incurrence of Indebtedness , and (B) the existence of such Liens does not materially detract from the value of such property or assets to the Company or any Subsidiary or unreasonably interfere with the ordinary conduct of business;

          (iv) Liens on property or assets of a Subsidiary to secure obligations of such Subsidiary to the Company or another Subsidiary;

          (v) Liens incurred or deposits made in the ordinary course of business to secure (or to obtain letters of credit that secure) the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, performance bonds, purchase, construction or sales contracts and other similar obligations, in each case not incurred or made in connection with the incurrence of Indebtedness;

          (vi) any Lien renewing, extending or refunding any Lien permitted by clause (ii) so long as the principal amount of Indebtedness secured by such Lien immediately prior thereto is not increased or the maturity thereof reduced, such Indebtedness is permitted to be outstanding hereunder and such Lien is not extended to other property;

          (vii) (A) any right of setoff or banker's lien (whether by common law, statute, contract or otherwise) or (B) any other setoff right in favor of any other Person arising under common law or statute, in either case not relating to Indebtedness; and

          (viii) Liens created by, resulting from or arising in connection with any litigation or legal proceeding involving the Company or any Subsidiary, excluding any judgment Liens or Liens in the form of attachments in aid of execution on a judgment to the extent the aggregate amount of all such judgments would cause a Default or an Event of Default to occur in respect to paragraph 7A(xiii).

          "Permitted Investments" shall mean:

          (i) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

          (ii) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from Standard & Poor's Ratings Services, a division of The McGraw Hill Companies, Inc., or from Moody's Investors Service, Inc.; and

          (iii) investments in certificates of deposit, banker's acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000.

          "Person" shall mean and include an individual, a partnership, a joint venture, a corporation, a trust, a limited liability company, an unincorporated organization and a government or any department or agency thereof.

          "Plan" shall mean any "employee pension benefit plan" (as such term is defined in section 3 of ERISA) which is or has been established or maintained, or to which contributions are or have been made, by the Company or any ERISA Affiliate.

          "Potential Change of Control" shall mean (i) the execution by the Company or any of its Subsidiaries or Affiliates of any agreement or letter of intent with respect to any proposed transaction, or event or series of transactions or events which, individually or in the aggregate, would, if consummated as therein contemplated, result in a Change in Control, (ii) the execution by the Company or any of its Subsidiaries of any written agreement which, when fully performed by the parties thereto, would result in a Change in Control, or (iii) the making of any written offer by any person (as such term is used in Section 13(d) and Section 14(d)(2) of the Exchange Act as in effect on the date of the Closing) or related persons constituting a group (as such term is used in Rule 13d-5 under the Exchange Act as in effect on the date of the Closing) to the holders of the common stock of the Company, which offer, if accepted by the requisite number of holders, would result in a Change in Control.

          "Principal Bank Lending Agreement" shall mean at any time the agreement then in effect under which the Company may borrow or has outstanding Senior Funded Debt used to meet the working capital needs of the Company and its Subsidiaries. If at any time there is more than one such agreement in effect, then the "Principal Bank Lending Agreement" shall mean the one of such agreements under which the commitment to loan Senior Funded Debt to the Company or its Subsidiaries is the greatest.

          "Pro Forma Operating Income" shall mean for each Qualified Company whose Acquisition by the Company occurs during the four consecutive fiscal quarter period preceding the date as of which EBITDA is being calculated and with respect to the period beginning four fiscal quarters prior to the calculation of EBITDA through the date of such Acquisition, the sum of Consolidated Net Earnings of such Qualified Company for such period, plus (to the extent deducted in determining Consolidated Net Earnings of such Qualified Company for such period) the aggregate amount of federal, state and local income and franchise taxes, interest expense, depreciation expense and amortization expense for such period, plus or minus, as applicable, Add-Back Adjustments with respect to such Qualified Company, in the case of each such item equal to the amount of such item as set forth in the pro forma presentation of the results of such Acquisition contained in the applicable form filed or to be filed by the Company with the Securities and Exchange Commission reporting such Acquisition.

          "property" or "properties" shall mean any real or personal property of any kind, tangible or intangible, choate or inchoate.

          "Proposed Prepayment Date" shall have the meaning given in paragraph 4E(3) hereof.

          "Purchasers" shall have the meaning given in the introductory paragraph hereof.

          "QPAM Exemption" shall mean Prohibited Transaction Class Exemption 84-14 issued by the United States Department of Labor.

          "Qualified Company" means any provider of ready-mixed concrete, concrete products or related products and services to the construction industry.

          "Redeemable" shall mean, with respect to the capital stock of any Person, each share of such Person's capital stock that, at any time before two years after the maturity date of the Subordinated Notes, is (i) redeemable, payable or required to be purchased or otherwise returned or extinguished, or convertible into or exchanged for any Indebtedness of such Person or any of its Subsidiaries, (a) at a fixed or determinable date, whether by operation of a sinking fund or otherwise, (b) at the option of any Person other than such Person, or (c) upon the occurrence of a condition not solely within the control of such Person, or (ii) convertible into or exchangeable for any other Redeemable capital stock of such Person or any of its Subsidiaries.

          "Rentals" shall mean all rental and other obligations paid by the Company or any Subsidiary as lessee under any Operating Lease.

          "Reorganization Securities" shall mean (i) debt securities that are issued pursuant to an Insolvency Proceeding the payment of which is subordinate and junior at least to the extent provided in paragraph 10 of this Agreement to the payment of all Senior Indebtedness outstanding at the time of the issuance thereof and to the payment of all debt securities issued in exchange for such Senior Indebtedness in such Insolvency Proceeding (whether such subordination is effected by the terms of such securities, an order or decree issued in such Insolvency Proceeding, by agreement of the holders of the Subordinated Notes or otherwise), or (ii) equity securities that are issued pursuant to an Insolvency Proceeding; provided, in either case, that such securities are authorized by an order or decree made by a court of competent jurisdiction in such Insolvency Proceeding.

          "Required Holder(s)" shall mean the holder or holders of more than 50% of the aggregate principal amount of the Subordinated Notes from time to time outstanding (exclusive of any Subordinated Note then owned by the Company or any of its Subsidiaries or Affiliates).

          "Responsible Officer" shall mean the chief executive officer, chief operating officer, chief financial officer or chief accounting officer of the Company or any other officer of the Company involved principally in its financial administration or its controllership function.

          "Restricted Payment" shall mean (i) any dividend or other distribution (whether in cash, securities or other property, except distributions payable in capital stock which is not Redeemable capital stock) with respect to any shares of any class of capital stock of or other ownership interests in the Company or any Subsidiary (other than distributions paid to the Company or any Wholly-Owned Subsidiary), or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such shares of capital stock of the Company or any Subsidiary, any option, warrant or other right to acquire any such shares of capital stock of or other ownership interests in the Company or any Subsidiary or any debt of the Company or any Subsidiary which is subordinated to the Subordinated Obligations, in each case other than paid to the Company or any Wholly-Owned Subsidiary, and (ii) any voluntary prepayments of principal of, or any voluntary purchase, redemption, retirement, acquisition, cancellation or termination prior to the date when due of, any principal of any Subordinated Debt which is pari passu with the
                                                    ---- -----
Subordinated Obligations; provided Restricted Payment shall not include any scheduled interest payment made on Subordinated Debt which is otherwise permitted pursuant to the terms hereof.

          "Scheduled Payment" shall have the meaning given in paragraph 10A.

          "Scheduled Payment Date" shall have the meaning given in paragraph
10A.

          "Securities Act" shall mean the Securities Act of 1933, as amended.

          "Senior Indebtedness" shall mean the principal amount of all Funded Debt which is not Subordinated Debt, provided that such Funded Debt is permitted to be outstanding under the provisions of paragraph 6A(2) hereof, together with any accrued and unpaid interest thereon or premium with respect thereto. For the purpose of determining whether any Funded Debt was permitted to be outstanding under the provisions of paragraph 6A(2) hereof in order to determine whether such Funded Debt constitutes "Senior Indebtedness" hereunder, but for no other purpose, any Funded Debt with respect to which the lender thereof relied, at the time such Funded Debt was incurred, upon a certificate of a Responsible Officer which may be contained in, or be a part of a Borrowing Request (as said term is defined in the Existing Credit Agreement) showing that the ratio of (i) the outstanding amount of all Senior Funded Debt on such date of incurrence, after giving effect to the incurrence of such Funded Debt, to (ii) EBITDA for the four consecutive fiscal quarters most recently ended prior to such date of incurrence for which financial statements were available, was less than or equal to the Maximum Senior Debt Leverage Ratio, shall be conclusively deemed to be "Senior Indebtedness".

          "Senior Indebtedness Acceleration" shall mean with respect to any Senior Indebtedness that the holder or holders of such Senior Indebtedness, or an agent or representative on behalf of such holder or holders, have caused the maturity of such Senior Indebtedness in an aggregate amount of at least $1,000,000 to be accelerated.

          "Senior Indebtedness Representative" shall mean (i) initially, The Chase Manhattan Bank, or (ii) such other Person selected by the holders of a majority of the Senior Indebtedness to replace the then Senior Indebtedness Representative, notice of the name of, and address for notices hereunder for which, has been given to the holders of the Subordinated Notes by the then Senior Indebtedness Representative being replaced. The address for notices hereunder to The Chase Manhattan Bank shall be 712 Main Street, Houston, Texas 77002, Attn: James R. Dolphin, Fax (713) 216-6004 or such other address as the Senior Indebtedness Representative may specify by notice to holders of the Subordinated Notes.

          "Senior Funded Debt" shall mean all Funded Debt which is not Subordinated Debt.

          "Significant Subsidiary" shall mean any Subsidiary the net book value of whose assets are equal to or greater than 5% of the Consolidated Total Assets or whose gross revenues are equal to or greater than 5% of the consolidated revenues of the Company and its Subsidiaries, in each case measured by the most recent financial statements delivered under paragraph 5A(i) or 5A(ii) at the time of determination (or, if no financial statements have yet been delivered under paragraph 5A(i) or 5A(ii) at the time of determination, the most recent financial statements referred to in paragraph 8B hereof).

          "Significant Holder" shall mean (i) each Purchaser, so long as such Purchaser shall hold (or be committed under this Agreement to purchase) any Subordinated Note, or (ii) any other holder of at least 5% of the aggregate principal amount of the Subordinated Notes from time to time outstanding.

          "Subordinated Debt" shall mean the Subordinated Notes and any other Funded Debt of the Company or its Subsidiaries which, by its terms, is subordinated to the Senior Indebtedness at least to the extent that the Subordinated Obligations are subordinated to the Senior Indebtedness under the provisions of paragraph 10 hereof.

            "Subordinated Notes" shall have the meaning given in paragraph 1 hereof.

            "Subordinated Obligations" shall have the meaning given in paragraph 10 hereof.

            "Subsidiary" of any Person shall mean, with respect to any Person (the "parent") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with generally accepted accounting principles as of such date, as well as any other corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held by the parent. Unless the context otherwise clearly requires, any reference to a "Subsidiary" is a reference to a Subsidiary of the Company.

            "Transfer" shall mean any sale, lease, transfer or other disposition of any property or asset or interest in any property.

            "Transferee" shall mean any direct or indirect transferee of all or any part of any Subordinated Note purchased by any Purchaser under this Agreement.

            "Voting Stock" shall mean, with respect to any corporation, any shares of stock of such corporation whose holders are entitled under ordinary circumstances to vote for the election of directors of such corporation (irrespective of whether at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

            "Wholly-Owned Subsidiary" shall mean any Subsidiary of the Company all of the outstanding capital stock of every class of which is owned by the Company or another Wholly-Owned Subsidiary of the Company.

      11C. Accounting and Legal Principles, Terms and Determinations. All references in this Agreement to "generally accepted accounting principles" shall be deemed to refer to generally accepted accounting principles in effect in the United States at the time of application thereof. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all unaudited financial statements and certificates and reports as to financial matters required to be furnished hereunder shall be prepared, in accordance with generally accepted accounting principles, applied on a basis consistent with the most recent audited consolidated financial statements of the Company and its Subsidiaries delivered pursuant to clause (ii) of paragraph 5A or, if no such statements have been so delivered, the most recent audited financial statements referred to in clause (i) of paragraph 8B. Any reference herein to any specific citation, section or form of law, statute, rule or regulation shall refer to such new, replacement or analogous citation, section or form should such citation, section or form be modified, amended or replaced.

      12.   MISCELLANEOUS.

      12A. Subordinated Note Payments. The Company agrees that, so long as any Purchaser shall hold any Subordinated Note, it will make payments of principal of, interest on and any Yield-Maintenance Amount or Adjusted Yield-Maintenance Amount payable with respect to such Subordinated Note, which comply with the terms of this Agreement, by wire transfer of immediately available funds for credit (not later than 12:00 noon, New York City time, on the date due) to such Purchaser's account or accounts as specified in the Purchaser Schedule attached hereto, or such other account or accounts in the United States as such Purchaser may designate in writing, notwithstanding any contrary provision herein or in any Subordinated Note with respect to the place of payment. Each Purchaser agrees that, before disposing of any Subordinated Note, such Purchaser will make a notation thereon (or on a schedule attached thereto) of all principal payments previously made thereon and of the date to which interest thereon has been paid. The Company agrees to afford the benefits of this paragraph 12A to any Transferee which shall have made the same agreement as each Purchaser has made in this paragraph 12A.

      12B. Expenses. Whether or not the transactions contemplated hereby shall be consummated, the Company shall pay, and save each Purchaser and any Transferee harmless against liability for the payment of, all out-of-pocket expenses arising in connection with such transactions, including:

            (i) (a) all stamp and documentary taxes and similar charges, (b) costs of obtaining a private placement number from Standard and Poor's Ratings Group for the Subordinated Notes and (c) fees and expenses of brokers, agents, dealers, investment banks or other intermediaries or placement agents, in each case as a result of the execution and delivery of this Agreement or the Guaranty Agreement or the issuance of the Subordinated Notes;

            (ii) document production and duplication charges and the reasonable fees and expenses of any special counsel engaged by such Purchaser or such Transferee in connection with (a) this Agreement, the Guaranty Agreement and the transactions contemplated hereby or thereby and (b) any subsequent proposed waiver, amendment or modification of, or proposed consent requested by the Company under, this Agreement or the Guaranty Agreement, whether or not such proposed action shall be effected or granted;

            (iii) the costs and expenses, including attorneys' and financial advisory fees, incurred by such Purchaser or such Transferee in enforcing (or determining whether or how to enforce) any rights under this Agreement, the Subordinated Notes or the Guaranty Agreement or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the Guaranty Agreement or the transactions contemplated hereby or by reason of your or such Transferee's having acquired any Subordinated Note, including without limitation costs and expenses incurred in any workout, restructuring or renegotiation proceeding or bankruptcy case; and

            (iv) any judgment, liability, claim, order, decree, cost, fee, expense, action or obligation resulting from the consummation of the transactions contemplated hereby, including the use of the proceeds of the Subordinated Notes by the Company.

     The obligations of the Company under this paragraph 12B shall survive the transfer of any Subordinated Note or portion thereof or interest therein by any Purchaser or Transferee and the payment of any Subordinated Note.

      12C(1).     Consent to Amendments.  This Agreement may be amended, and the
Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, if the Company shall obtain the written consent to such amendment, action or omission to act, of the Required Holder(s) except that, without the written consent of the holder or holders of all Subordinated Notes at the time outstanding, no amendment to this Agreement shall change the maturity of any Subordinated Note, or change the principal of, or the rate or time of payment of interest on or any Yield-Maintenance Amount or Adjusted Yield-Maintenance Amount payable with respect to any Subordinated Note, or affect the time, amount or allocation of any prepayments, or change the proportion of the principal amount of the Subordinated Notes required with respect to any consent, amendment, waiver or declaration. Each holder of any Subordinated Note at the time or thereafter outstanding shall be bound by any consent authorized by this paragraph 12C(1), whether or not such Subordinated Note shall have been marked to indicate such consent, but any Subordinated Notes issued thereafter may bear a notation referring to any such consent. No course of dealing between the Company and the holder of any Subordinated Note nor any delay in exercising any rights hereunder or under any Subordinated Note shall operate as a waiver of any rights of any holder of such Subordinated Note. As used herein and in the Subordinated Notes, the term "this Agreement" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

      12C(2).     Solicitation.  The Company will provide each holder of the
Subordinated Notes (irrespective of the amount of Subordinated Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Subordinated Notes. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of paragraph 12C(1) to each holder of outstanding Subordinated Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of the Subordinated Notes.

      12C(3). Payment. The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any holder of Subordinated Notes as consideration for or as an inducement to the entering into by any holder of Subordinated Notes of any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each holder of the Subordinated Notes then outstanding even if such holder did not consent to such waiver or amendment.

      12D.     Form, Registration, Transfer and Exchange of Subordinated Notes;
Lost Subordinated Notes. The Subordinated Notes are issuable as registered notes without coupons in denominations of at least $100,000, except as may be necessary to (i) reflect any principal amount not evenly divisible by $100,000 or (ii) enable the registration of transfer by a holder of its entire holding of Subordinated Notes; provided, however, that no such minimum denomination shall apply to Subordinated Notes issued upon transfer by any holder of the Subordinated Notes to any Purchaser or any of such Purchaser's Affiliates or to any other entity or group of Affiliates with respect to which the Subordinated Notes so issued or transferred shall be managed by a single entity. The Company shall keep at its principal office a register in which the Company shall provide for the registration of Subordinated Notes and of transfers of Subordinated Notes. Upon surrender for registration of transfer of any Subordinated Note at the principal office of the Company, the Company shall, at its expense, execute and deliver one or more new Subordinated Notes of like tenor and of a like aggregate principal amount, registered in the name of such transferee or transferees. Each Transferee of any Subordinated Note shall be deemed at the time of the transfer of such Subordinated Note to such Transferee to have made the representations set forth in paragraph 9. At the option of the holder of any Subordinated Note, such Subordinated Note may be exchanged for other Subordinated Notes of like tenor and of any authorized denominations, of a like aggregate principal amount, upon surrender of the Subordinated Note to be exchanged at the principal office of the Company. Whenever any Subordinated Notes are so surrendered for exchange, the Company shall, at its expense, execute and deliver the Subordinated Notes which the holder making the exchange is entitled to receive. Every Subordinated Note surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer duly executed, by the holder of such Subordinated Note or such holder's attorney duly authorized in writing. Any Subordinated Note or Subordinated Notes issued in exchange for any Subordinated Note or upon transfer thereof shall carry the rights to unpaid interest and interest to accrue which were carried by the Subordinated Note so exchanged or transferred, so that neither gain nor loss of interest shall result from any such transfer or exchange. Upon receipt of written notice from the holder of any Subordinated Note of the loss, theft, destruction or mutilation of such Subordinated Note and, in the case of any such loss, theft or destruction, upon receipt of such holder's reasonable indemnity agreement (provided that if such holder of such Subordinated Note is, or is a nominee for or an Affiliate of, an original Purchaser, or is another holder of a Subordinated Note which is a qualified institutional buyer (as defined in Securities and Exchange Commission Rule144A), then such holder's unsecured indemnity agreement shall be satisfactory), or in the case of any such mutilation upon surrender and cancellation of such Subordinated Note, the Company will make and deliver a new Subordinated Note, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Subordinated Note.

      12E. Persons Deemed Owners; Participations. Prior to due presentment for registration of transfer, the Company may treat the Person in whose name any Subordinated Note is registered as the owner and holder of such Subordinated Note for the purpose of receiving payment of principal of, interest on and any Yield-Maintenance Amount or Adjusted Yield-Maintenance Amount payable with respect to such Subordinated Note and for all other purposes whatsoever, whether or not such Subordinated Note shall be overdue, and the Company shall not be affected by notice to the contrary. Subject to the preceding sentence, the holder of any Subordinated Note may from time to time grant participations in such Subordinated Note to any Person on such terms and conditions as may be determined by such holder in its sole and absolute discretion, provided that any such participation shall be in a principal amount of at least $100,000.

      12F.  Survival of Representations and Warranties; Entire Agreement.
All representations and warranties contained herein or made in writing by or on behalf of the Company or any Guarantor in connection herewith shall survive the execution and delivery of this Agreement, the Subordinated Notes and the Guaranty Agreement, the transfer by any Purchaser of any Subordinated Note or portion thereof or interest therein and the payment of any Subordinated Note, and may be relied upon by any Transferee, regardless of any investigation made at any time by or on behalf of any Purchaser or any Transferee. Subject to the preceding sentence, this Agreement and, the Subordinated Notes and the Guaranty Agreement embody the entire agreement and understanding between the Purchasers and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

      12G. Successors and Assigns. All covenants and other agreements in this Agreement contained by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto (including, without limitation, any Transferee) whether so expressed or not.

      12H. Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is prohibited by any one of such covenants, the fact that it would be permitted by an exception to, or otherwise be in compliance within the limitations of, another covenant shall not (i) avoid the occurrence of a Default or Event of Default if such action is taken or such condition exists or (ii) in any way prejudice an attempt by the holder of any Subordinated Note to prohibit through equitable action or otherwise the taking of any action by the Company or any Subsidiary which would result in a Default or Event of Default.

      12I. Notices. All written communications provided for hereunder shall be sent by first class mail or nationwide overnight delivery service (with charges prepaid) and (i) if to any Purchaser, addressed to such Purchaser at the address specified for such communications in the Purchaser Schedule attached hereto, or at such other address as such Purchaser shall have specified to the Company in writing, (ii) if to any other holder of any Subordinated Note, addressed to such other holder at such address as such other holder shall have specified to the Company in writing or, if any such other holder shall not have so specified an address to the Company, then addressed to such other holder in care of the last holder of such Subordinated Note which shall have so specified an address to the Company, and (iii) if to the Company, addressed to it at 1300 Post Oak Blvd., Suite 1220, Houston, Texas 77056, Attention: Chief Financial Officer, or at such other address as the Company shall have specified to the holder of each Subordinated Note in writing; provided, however, that any such communication to the Company may also, at the option of the holder of any Subordinated Note, be delivered by any other means either to the Company at its address specified above or to any officer of the Company. Notices under this paragraph 12I will be deemed given only when actually received.

      12J. Payments Due on Non-Business Days. Anything in this Agreement or the Subordinated Notes to the contrary notwithstanding, any payment of principal of, Yield-Maintenance Amount or Adjusted Yield-Maintenance Amount with respect to, or interest on any Subordinated Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.

      12K. Satisfaction Requirement. If any agreement, certificate or other writing, or any action taken or to be taken, is by the terms of this Agreement required to be satisfactory to any Purchaser or to the Required Holder(s), the determination of such satisfaction shall, except as otherwise expressly provided herein, be made by such Purchaser or the Required Holder(s), as the case may be, in the sole and exclusive judgment (exercised in good faith) of the Person or Persons making such determination.

      12L. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK (EXCLUDING ANY CONFLICTS OF LAW RULES WHICH WOULD OTHERWISE CAUSE THIS AGREEMENT TO BE CONSTRUED OR ENFORCED IN ACCORDANCE WITH, OR THE RIGHTS OF THE PARTIES TO BE GOVERNED BY, THE LAWS OF ANY OTHER JURISDICTION).

      12M. SUBMISSION TO JURISDICTION. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR THE SUBORDINATED NOTES MAY BE BROUGHT IN ANY NEW YORK STATE COURT SITTING IN NEW YORK CITY OR THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE COMPANY HEREBY IRREVOCABLY ACCEPTS, UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS WITH RESPECT TO ANY SUCH ACTION OR PROCEEDING. THE COMPANY FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE

MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO IT AT ITS ADDRESS PROVIDED IN PARAGRAPH 12I, SUCH SERVICE TO BECOME EFFECTIVE UPON RECEIPT. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY HOLDER OF A SUBORDINATED NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE COMPANY IN ANY OTHER JURISDICTION. THE COMPANY HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT BROUGHT IN ANY OF THE AFORESAID COURTS AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

      12N. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

      12O. Descriptive Headings; Advice of Counsel; Interpretation. The descriptive headings of the several paragraphs of this Agreement are inserted for convenience only and do not constitute a part of this Agreement. Each party to this Agreement represents to the other parties to this Agreement that such party has been represented by counsel in connection with this Agreement, the Subordinated Notes and the Guaranty Agreement, that such party has discussed this Agreement, the Subordinated Notes and the Guaranty Agreement with its counsel and that any and all issues with respect to this Agreement, the Subordinated Notes and the Guaranty Agreement have been resolved as set forth herein. No provision of this Agreement, the Subordinated Notes or the Guaranty Agreement shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured, drafted or dictated such provision.

      12P. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument.

      12Q. Severalty of Obligations. The sales of Subordinated Notes to the Purchasers are to be several sales, and the obligations of the Purchasers under this Agreement are several obligations. Except as provided in paragraph 3J, no failure by any Purchaser to perform its obligations under this Agreement shall relieve any other Purchaser or the Company of any of its obligations hereunder, and no Purchaser shall be responsible for the obligations of, or any action taken or omitted by, any other Purchaser hereunder.

      12R. Maximum Interest Payable. The Company, you and any other holders of the Subordinated Notes specifically intend and agree to limit contractually the amount of interest payable under this Agreement, the Subordinated Notes, any Guaranty Agreement and all other instruments and agreements related hereto and thereto to the maximum amount of interest lawfully permitted to be charged under applicable law. Therefore, none of the terms of this Agreement, the Subordinated Notes, any Guaranty Agreement or any instrument pertaining to or relating to this Agreement or the Subordinated Notes shall ever be construed to create a contract to pay interest at a rate in excess of the maximum rate permitted to be charged under applicable law, and neither the Company, any Guarantor nor any other party liable or to become liable hereunder, under the Subordinated Notes, any Guaranty Agreement or under any other instruments and agreements related hereto and thereto shall ever be liable for interest in excess of the amount determined at such maximum rate, and the provisions of this paragraph 12R shall control over all other provisions of this Agreement, any Subordinated Notes, any Guaranty Agreement or any other instrument pertaining to or relating to the transactions herein contemplated. If any amount of interest taken or received by any holder of a Subordinated Note shall constitute unearned interest or shall be in excess of said maximum amount of interest which, under applicable law, could lawfully have been collected by such holder incident to such transactions, then such excess shall be deemed to have been the result of a mathematical error by all parties hereto and shall be refunded promptly by the Person receiving such amount to the party paying such amount, or, at the option of the recipient, credited ratably against the unpaid principal amount of the Subordinated Note held by such holder. All amounts paid or agreed to be paid in connection with such transactions which would under applicable law be deemed "interest" shall, to the extent permitted by such applicable law, be amortized, prorated, allocated and spread throughout the stated term of this Agreement and the Subordinated Notes. "Applicable law" as used in this paragraph means that law in effect from time to time which permits the charging and collection of the highest permissible lawful, nonusurious rate of interest on the transactions herein contemplated including laws of the State of New York and of the United Sates of America, and "maximum rate" as used in this paragraph means, with respect to each of the Subordinated Notes, the maximum lawful, nonusurious rates of interest (if any) which under applicable law may be charged to the Company from time to time with respect to such Subordinated Notes.

      12S.  Disclosure to Other Persons; Confidentiality.  For purposes of this paragraph 12S, "Confidential Information" means information delivered to the holders of the Subordinated Notes by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by such holders of the Subordinated Notes as being confidential information of the Company or such Subsidiary, provided that such term does not include information
                            --------
that (a) was publicly known or otherwise known to such holders of the Subordinated Notes prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by such holders of the Subordinated Notes or any person acting on behalf of such holders of the Subordinated Notes, (c) otherwise becomes known to such holders of the Subordinated Notes other than through disclosure by or on behalf of the Company or any Subsidiary or (d) constitutes financial statements delivered to such holders of the Subordinated Notes under paragraph 5A that are otherwise publicly made available. Such holders of the Subordinated Notes will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such holders of the Subordinated Notes in good faith to protect confidential information of third parties delivered to such holders of the Subordinated Notes, provided that such holders of the Subordinated Notes,
                           --------
may deliver or disclose Confidential Information to

          (i) such holder's directors, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by the holder's Subordinated Notes);

          (ii) such holder's financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this paragraph 12S;

          (iii)   any other holder of any Subordinated Note;

          (iv) any institutional investor to which such holders of the Subordinated Notes sell or offer to sell such Subordinated Note or any part thereof or any participation therein (if such Person has agreed in writing prior to receipt of such Confidential Information to be bound by the provisions of this paragraph 12S);

          (v) any Person from which such holder offers to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this paragraph 12S);

          (vi) any federal or state regulatory authority having jurisdiction over such holders of the Subordinated Notes;

          (vii) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about such holder's investment portfolio; or

          (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to such holder, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which such holder is a party, or (z) if an Event of Default has occurred and is continuing, to the extent any holder may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under such holder's Subordinated Notes and this Agreement.

On reasonable request by the Company in connection with the delivery to any holder of a Subordinated Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying the provisions of this paragraph 12S.

            [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.
            SIGNATURES ON THE FOLLOWING PAGE.]

     If you are in agreement with the foregoing, please sign the form of acceptance on the enclosed counterparts of this letter and return the same to the Company, whereupon this letter shall become a binding agreement among the Company and the Purchasers.

                              Very truly yours,

                              U.S. CONCRETE, INC.



                              By:  /s/ Michael W. Harlan
                                   -------------------------------
                                   Title: Senior Vice President
                                          ------------------------

The foregoing Agreement is
hereby accepted as of the
date first above written.


THE PRUDENTIAL INSURANCE COMPANY OF AMERICA



By:   /s/ Chris Bruce
   -----------------------------------
     Vice President


METROPOLITAN LIFE INSURANCE COMPANY



By:   /s/ Claudia Cromie
   -----------------------------------
   Title:  Director
         -----------------------------


TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA



By:   /s/ Diane Hom
   -----------------------------------
   Title:  Director-Private Placements
         -----------------------------

CONNECTICUT GENERAL LIFE INSURANCE COMPANY

By:  CIGNA Investments, Inc. (authorized agent)



     By:        /s/  Debra J. Height
             ------------------------------
          Title:  Managing Director
                ---------------------------


ALLSTATE LIFE INSURANCE COMPANY



By:    /s/ Jerry D. Zinkula
     --------------------------------------
     Name: Jerry D. Zinkula
          ---------------------------------


By:    /s/ Patricia W. Wilson
     --------------------------------------
     Name: Patricia W. Wilson
          ---------------------------------

Authorized Signatories


ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK



By:    /s/ Jerry D. Zinkula
     --------------------------------------
     Name: Jerry D. Zinkula
          ---------------------------------


By:    /s/ Patricia W. Wilson
     --------------------------------------
     Name: Patricia W. Wilson
          ---------------------------------

Authorized Signatories


SOUTHERN FARM BUREAU LIFE INSURANCE COMPANY



By:     /s/ Carol Robertson, CFA
     ----------------------------------------
     Title: Portfolia Manager - Fixed Income
           ----------------------------------

                               PURCHASER SCHEDULE

                                              Aggregate
                                              Principal
                                              Amount of
                                              Subordinated   Subordinated
                                              Notes to be    Note Denom-
                                              Purchased      ination(s)
                                              ------------   ------------

THE PRUDENTIAL INSURANCE COMPANY
OF AMERICA                                    $25,000,000    $25,000,000

(1) All payments on account of Subordinated Notes held by such Purchaser shall be made by wire transfer of immediately available funds for credit to:

     Account No. 890-0304-391

     The Bank of New York
     New York, New York
     (ABA No.: 021-000-018)

     Each such wire transfer shall set forth the name of the Company, a reference to "12.00% Senior Subordinated Notes due November 10, 2010, Security No. !INV7261!" PPN 90333L A*3, and the due date and application (as among principal, interest and Yield-Maintenance Amount or Adjusted Yield-Maintenance Amount) of the payment being made.

(2)  Address for all notices relating to payments:

     The Prudential Insurance Company
       of America
     c/o Investment Operations Group
     Gateway Center Four, 10th Floor
     100 Mulberry Street
     Newark, New Jersey 07102-4077

     Attention:  Manager

(3)  Address for all other communications and notices:

     The Prudential Insurance Company
       of America
     c/o Prudential Capital Group
     2200 Ross Avenue, Suite 4200E
     Dallas, Texas 75201

     Attention: Managing Director
     Telephone: (214) 720-6200
     Telecopier: (214) 720-6299

(4) Recipient of telephonic prepayment notices and telephonic notices of a Change of Control:

     Manager, Trade Management Group
     Telephone: (973) 367-3141
     Telecopier: (973) 802-4925

(5)  Tax Identification No.:  22-1211670

                                              Aggregate
                                              Principal
                                              Amount of
                                              Subordinated     Subordinated
                                              Notes to be      Note Denom-
                                              Purchased        ination(s)
                                              ------------     ------------

METROPOLITAN LIFE INSURANCE COMPANY           $20,000,000      $20,000,000

(1) All payments on account of Subordinated Notes held by such Purchaser shall be made by wire transfer of immediately available funds for credit to:

     The Chase Manhattan Bank
     ABA No. 021000021
     Account Name: Metropolitan Life Insurance Company
     Acct. No. 002-2-410591

     With sufficient information to identify the source and application of such funds, including a reference to "U.S. Concrete, Inc., 12% Senior Subordinated Notes due November 10, 2010, PPN 90333L A*3"

(2)  Address for all communications and notices:

     Metropolitan Life Insurance Company
     334 Madison Avenue
     P.O. Box 633
     Convent Station, NJ 07961

     Attention: Private Placement Unit
     Telecopy No.: (973) 254-3032

(3) Recipient of telephonic prepayment notices and telephonic notices of a Change of Control:

     (973) 254-3373, Director, Private Placement Unit

(4)  Tax Identification No.: 13-5581829

                                              Aggregate
                                              Principal
                                              Amount of
                                              Subordinated   Subordinated
                                              Notes to be    Note Denom-
                                              Purchased      ination(s)
                                              ------------   ------------

TEACHERS INSURANCE AND ANNUITY
ASSOCIATION OF AMERICA                        $20,000,000    $20,000,000

(1) All payments on account of Subordinated Notes held by such Purchaser shall be made by wire transfer of immediately available funds for credit to:

Account No.    Chase Manhattan Bank
               ABA No. 021-000-021
               Account of: Teachers Insurance and Annuity Association of America
               Account No. 900-9-000200
               For further Credit to the TIAA Account Number: G07040

     Each such wire transfer shall set forth the name of the Company, a reference to "12.00% Senior Subordinated Notes due November 10, 2010," PPN 90333L A*3, and the due date and application (as among principal, interest and Yield-Maintenance Amount or Adjusted Yield-Maintenance Amount) of the payment being made.

(2) Contemporaneous with the above electronic funds transfer, advice setting forth (1) the full name, private placement number and interest rate of the Subordinated Note, (2) allocation of payment between principal, interest, Yield-Maintenance Amount, Adjusted Yield-Maintenance Amount and any special payment; and (3) name and address of Bank (or Trustee) from which wire transfer was sent, shall be delivered, mailed or faxed to:

     Teachers Insurance and Annuity Association of America
     730 Third Avenue
     New York, New York 10017-3206
     Attention: Securities Accounting Division
     Telephone: (212) 916-6004
     Fax:       (212) 916-6955

(3)  Address for all other communications and notices:

     Teachers Insurance and Annuity Association of America
     730 Third Avenue
     New York, New York 10017-3206
     Attention: Securities Division
     Telephone: (212) 916-6748 (Diane Hom)
                (212) 490-90000 (General Number)
     Fax:       (212) 916-6582 (Team Fax Number)

(4) Recipient of telephonic prepayment notices and telephonic notices of a Change of Control:

     Teachers Insurance and Annuity Association of America
     730 Third Avenue
     New York, New York 10017-3206
     Attention: Securities Division
     Telephone: (212) 916-6748 (Diane Hom)
                (212) 490-90000 (General Number)
     Fax:       (212) 916-6582 (Team Fax Number)

(5)  Tax Identification No.: 13-1624203

                                              Aggregate
                                              Principal
                                              Amount of
                                              Subordinated    Subordinated
                                              Notes to be     Note Denom-
                                              Purchased       ination(s)
                                              ------------    ------------

CONNECTICUT GENERAL LIFE
  INSURANCE COMPANY                           $15,000,000     $15,000,000

(1)  Subordinated Notes to be registered in the nominee name:

     CIG & Co.

(2) All payments on account of Subordinated Notes held by such Purchaser shall be made by federal funds wire transfer of immediately available funds for credit to:

     Chase NYC/CTR/
     BNF=CIGNA Private Placements/AC=9009001802
     ABA# 021000021

     Each such wire transfer shall be accompanied by the following information:

     OBI=U.S. Concrete, Inc.; 12.00% Senior Subordinated Notes due November 10, 2010; PPN 90333L A*3; due date and application (as among principal, Yield-Maintenance Amount, Adjusted Yield-Maintenance Amount and interest of the payment being made); contact name and phone.

(3)  Address for all notices relating to payments:

     CIG & Co.
     c/o CIGNA Investments, Inc.
     Attention: Securities Processing S-309
     900 Cottage Grove Road
     Hartford, CT 06152-2309

     CIG & Co.
     c/o CIGNA Investments, Inc.
     Attention: Private Securities - S307
     Operations Group
     900 Cottage Grove Road
     Hartford, CT 06152-2307
     Fax: 860-726-7203

     with a copy to:

     Chase Manhattan Bank
     Private Placement Servicing
     P.O. Box 1508
     Bowling Green Station
     New York, New York 10081
     Attention: CIGNA Private Placements
     Fax: 212-552-3107/1005

(4)  Address for all other communications and notices:

     CIG & Co.
     c/o CIGNA Investments, Inc.
     Attention: Private Securities Division - S-307
     900 Cottage Grove Road
     Hartford, CT 06152-2307
     Fax: 860-726-7203

(5)  Tax Identification No.: 13-3574027

                                                  Aggregate
                                                  Principal
                                                  Amount of
                                                  Subordinated   Subordinated
                                                  Notes to be    Note Denom-
                                                  Purchased      inations
                                                  -------------  ------------

ALLSTATE LIFE INSURANCE COMPANY
                                                  $7,000,000     $2,000,000
                                                                 $3,000,000
                                                                 $2,000,000

(1)  All payments by Fedwire transfer of
     immediately available funds, identifying the name of the Issuer, the Private
     Placement Number preceded by "DPP" and
     the payment as principal, interest, Yield-
     Maintenance Amount or Adjusted Yield-
     Maintenance Amount in the format as
     follows:

     BBK = Harris Trust and Savings Bank
           ABA #071000288
     BNF = Allstate Life Insurance Company
           Collection Account #168-117-0
     ORG = U.S. Concrete, Inc.
     OBI = DPP - 90333L A*3
           Payment Due Date (MM/DD/YY)
           P_____ (Enter "P" and amount of
           principal being remitted, for
           example, P5000000.00)
           I______(Enter "I" and amount of
           interest being remitted, for
           example, I225000.00)

(2)  All notices of scheduled payments and
     written confirmations of such wire
     transfer to be sent to:

     Allstate Insurance Company
     Investment Operations - Private Placements
     3075 Sanders Road, STE G4A
     Northbrook, Illinois 60062-7127
     Telephone: (847) 402-2769
     Telecopier: (847) 326-5040

(3)  All financial reports, compliance
     certificates and all other written
     communications, including notice of
     prepayments, to be sent to:

     Allstate Life Insurance Company
     Private Placements Department
     3075 Sanders Road, STE G3A
     Northbrook, Illinois 60062-7127
     Telephone: (847) 402-8922
     Telecopier: (847) 402-3092


(4)  Tax Identification No.:  36-2554642

                                                  Aggregate
                                                  Principal
                                                  Amount of
                                                  Subordinated   Subordinated
                                                  Notes to be    Note Denom-
                                                  Purchased      ination(s)
                                                  -----------    ---------------

ALLSTATE LIFE INSURANCE COMPANY
OF NEW YORK                                       $3,000,000     $3,000,000

(1)  All payments by Fedwire transfer of
     immediately available funds, identifying the name of the Issuer, the Private
     Placement Number preceded by "DPP" and
     the payment as principal, interest, Yield-
     Maintenance Amount or Adjusted Yield-
     Maintenance Amount in the format as
     follows:

     BBK = Harris Trust and Savings Bank
           ABA #071000288
     BNF = Allstate Life Insurance Company
           Collection Account #168-120-4
     ORG = U.S. Concrete, Inc.
     OBI = DPP - 90333L A*3
           Payment Due Date (MM/DD/YY)
           P_____ (Enter "P" and amount of
           principal being remitted, for
           example, P5000000.00)
           I______(Enter "I" and amount of
           interest being remitted, for
           example, I225000.00)

(2)  All notices of scheduled payments and
     written confirmations of such wire
     transfer to be sent to:

     Allstate Insurance Company
     Investment Operations - Private Placements
     3075 Sanders Road, STE G4A
     Northbrook, Illinois 60062-7127
     Telephone: (847) 402-2769
     Telecopier: (847) 326-5040

(3)  All financial reports, compliance
     certificates and all other written
     communications, including notice of
     prepayments, to be sent to:

     Allstate Insurance Company
     Private Placements Department
     3075 Sanders Road, STE G3A
     Northbrook, Illinois 60062-7127
     Telephone: (847) 402-8922
     Telecopier: (847) 402-3092

(4)  Tax Identification No.:  36-2608394

                                                  Aggregate
                                                  Principal
                                                  Amount of
                                                  Subordinated   Subordinated
                                                  Notes to be    Note Denom-
                                                  Purchased      ination(s)
                                                  -----------    ---------------

SOUTHERN FARM BUREAU LIFE
INSURANCE COMPANY                                 $5,000,000     $5,000,000

(1)  All payments on account of Subordinated
     Notes held by such Purchaser shall be
     made by wire transfer of immediately
     available funds for credit to:

     State Street Bank and Trust Company
     Boston, MA 02101
     ABA #0110000028

     For further credit to:

     Southern Farm Bureau Life Insurance Company
     DDA #59848127
     Account #EQ83

     Each such wire transfer shall set forth
     the name of the Company, a reference to
     "12.00% Senior Subordinated Notes due
     November 10, 2010, PPN 90333L A*3, and
     the due date and application (as among
     principal, interest and Yield-Maintenance
     Amount or Adjusted Yield-Maintenance
     Amount) of the payment being made.

(2)  Address for all communications and notices:

     Southern Farm Bureau Life Insurance Company
     P.O. Box 78
     Jackson, MS 39205
     Attn: Investment Department

     or by overnight delivery to:

     1401 Livingston Lane
     Jackson, MS 39213

     Contact Person:

     Carol Robertson, CFA
     Telephone: (601) 981-7422 ext. 1506
     Telecopier: (601) 981-3605

(3)  Tax Identification No.: 64-0283583

                                                                       EXHIBIT A
                                                                       ---------


                          [FORM OF SUBORDINATED NOTE]

                              U.S. CONCRETE, INC.

             12.00% SENIOR SUBORDINATED NOTE DUE NOVEMBER 10, 2010


No. _____                                                                 [Date]
$________                                                         PPN 90333L A*3


     FOR VALUE RECEIVED, the undersigned, U.S. Concrete, Inc., a corporation organized and existing under the laws of the State of Delaware (herein called the "Company"), hereby promises to pay to ____________________________
___________________________, or registered assigns, on November 10, 2010,
_________________________ DOLLARS ($_____________), with interest (computed on the basis of a 360-day year--30-day month) payable (a) quarterly on the 10th day of February, May, August and November in each year, commencing with the February 10, May 10, August 10 or November 10 next succeeding the date hereof, until the principal hereof shall have become due and payable on the unpaid balance hereof at the rate per annum of 12.00% and (b) on any overdue payment or prepayment of principal, interest, Yield-Maintenance Amount or Adjusted Yield-Maintenance Amount payable quarterly as aforesaid (or, at the option of the registered holder hereof, on demand) at the Default Rate.

     Payments of principal of, interest on and any Yield-Maintenance Amount or Adjusted Yield-Maintenance Amount payable with respect to this Subordinated Note are to be made at the main office of The Bank of New York in New York City or at such other place as the holder hereof shall designate to the Company in writing, in lawful money of the United States of America.

     This Subordinated Note is one of a series of Senior Subordinated Notes (herein called the "Subordinated Notes") issued pursuant to a Note Agreement, dated as of November 10, 2000 (herein called the "Agreement"), among the Company and the original purchasers of the Subordinated Notes named in the Purchaser Schedule attached thereto and is entitled to the benefits thereof.

     This Subordinated Note is a registered Subordinated Note and, as provided in the Agreement, upon surrender of this Subordinated Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Subordinated Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Subordinated Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company shall not be affected by any notice to the contrary.

     The Company agrees to make required prepayments of principal on the dates and in the amounts specified in the Agreement. This Subordinated Note is also subject to optional prepayment, in whole or from time to time in part, on the terms specified in the Agreement.

     This Subordinated Note is guaranteed pursuant to one or more Guaranty Agreements executed by certain guarantors. Reference is made to such Guaranty Agreements for a statement concerning the terms and conditions governing such guarantee of the obligations of the Company hereunder.

     The Company and any and all endorsers, guarantors and sureties severally waive grace, demand, presentment for payment, notice of dishonor or default, notice of intent to accelerate, notice of acceleration (to the extent set forth in the Agreement), protest and diligence in collecting.

     Should any indebtedness represented by this Subordinated Note be collected at law or in equity, or in bankruptcy or other proceedings, or should this Subordinated Note be placed in the hands of attorneys for collection , the Company agrees to pay, in addition to the principal, interest and Yield-Maintenance Amount, if any, and Adjusted Yield-Maintenance Amount, if any, due and payable hereon, all costs of collecting or attempting to collect this Subordinated Note, including attorney's fees and expenses (including those incurred in connection with any appeal).

     The Company, the purchaser and the registered holder of this Subordinated Note specifically intend and agree to limit contractually the amount of interest payable under this Subordinated Note to the maximum amount of interest lawfully permitted to be charged under applicable law. Therefore, none of the terms of this Subordinated Note shall ever be construed to create a contract to pay interest at a rate in excess of the maximum rate permitted to be charged under applicable law, and neither the Company nor any other party liable or to become liable hereunder shall ever be liable for interest in excess of the amount determined at such maximum rate, and the provisions of paragraph 12R of the Agreement shall control over any contrary provision of this Subordinated Note.

     In case an Event of Default shall occur and be continuing, the principal of this Subordinated Note may be declared or otherwise become due and payable in the manner and with the effect provided in the Agreement.

     Capitalized terms used and not otherwise defined in this Subordinated Note which are defined in the Agreement shall have the meanings as provided in the Agreement.

     THIS SUBORDINATED NOTE IS INTENDED TO BE PERFORMED IN THE STATE OF NEW YORK AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAW OF SUCH STATE (EXCLUDING ANY CONFLICTS OF LAW RULES WHICH WOULD OTHERWISE CAUSE THIS SUBORDINATED NOTE TO

BE CONSTRUED OR ENFORCED IN ACCORDANCE WITH THE LAWS OF ANY OTHER JURISDICTION).

                                             U.S. CONCRETE, INC.



                                             By:  ______________________________
                                                  Title:________________________

                                                                       EXHIBIT B
                                                                       ---------


                    [FORM OF DISBURSEMENT DIRECTION LETTER]

                  [On Company Letterhead - place on one page]


                                                  [Date]

To:  The Purchasers Listed on Exhibit A
     Attached Hereto

          Re: 12.00% Senior Subordinated Notes due November 10, 2010 (the "Subordinated Notes")
               --------------------------

Ladies and Gentlemen:

          Reference is made to that certain Note Agreement (the "Note Agreement"), dated November 10, 2000, between U.S. Concrete, Inc., a Delaware corporation (the "Company"), and you. Capitalized terms used herein shall have the meanings assigned to such terms in the Note Agreement.

          You are hereby irrevocably authorized and directed to disburse the $95,000,000 purchase price of the Subordinated Notes by wire transfer of immediately available funds to [bank name and address], ABA #______________, for credit to the account of the Company, account no. _____________.

          Disbursement when so made shall constitute payment in full of the purchase price of the Subordinated Notes and shall be without liability of any kind whatsoever to you.

                                         Very truly yours,

                                         U.S. Concrete, Inc.



                                         By:  __________________________________
                                              Title:____________________________

                                   Exhibit A
                                   ---------


The Prudential Insurance Company of America
Metropolitan Life Insurance Company
Teachers Insurance and Annuity Association of America
Connecticut General Life Insurance Company
Allstate Life Insurance Company
Allstate Life Insurance Company of New York
Southern Farm Bureau Life Insurance Company

                                                                       EXHIBIT C
                                                                       ---------

                         [FORM OF GUARANTY AGREEMENT]


                              GUARANTY AGREEMENT
                              ------------------

          This Guaranty Agreement (this "Guaranty"), dated as of November 10, 2000, is made by [Name of Guarantor #1], a[n] _________ corporation ("[Name of Guarantor #1]"), and [Name of Guarantor #2], a[n] _________ corporation ("[Name of Guarantor #2]"; [Name of Guarantor #1] and [Name of Guarantor #2] are referred to herein, individually, as a "Guarantor" and, collectively, as the "Guarantors"), and in favor of each Holder.

                                   RECITALS:

          WHEREAS, U.S. Concrete, Inc., a Delaware corporation (the "Company"), is the direct or indirect owner of all or a majority of the outstanding capital stock of each Guarantor; and

          WHEREAS, the Company and the Purchasers named in the Purchaser Schedule attached thereto (the "Purchasers") have or are about to enter into a Note Agreement (as such agreement is amended, modified, supplemented or restated from time to time, the "Note Agreement"), dated as of November 10, 2000, under which, subject to the terms and conditions thereof, the Purchasers will purchase $95,000,000 in aggregate principal amount of the Company's 12.00% Senior Subordinated Notes due November 10, 2010 (as such notes may be amended, modified, supplemented or restated from time to time, the "Subordinated Notes"); and

          WHEREAS, under the terms of the Note Agreement the Company has agreed to cause each of its Material Subsidiaries to guaranty the Company's obligations under the Note Agreement and the Subordinated Notes; and

          WHEREAS, all parties acknowledge that the indebtedness and obligations contemplated by the Note Agreement are being incurred for and will inure, in part, to the benefit of the Guarantors; and

          WHEREAS, it is desirable and in the interests of each Guarantor to execute and deliver this Guaranty.

          NOW THEREFORE, for value received, to satisfy one of the conditions precedent to the purchase of the Subordinated Notes, to induce the Purchasers to purchase the Subordinated Notes, to induce any other Holder to accept the transfer of all or any part of any Subordinated Note and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Guarantors agree as follows:

     1.   DEFINITIONS.

     1A. Terms Defined in this Guaranty. As used in this Guaranty, the following terms shall have the following meanings:

          "Guarantied Obligations" shall mean all of the indebtedness, obligations and liabilities existing on the date hereof or arising from time to time hereafter, whether direct or indirect, joint or several, actual, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, of the Company to the Holders under or in respect of the Note Agreement or the Subordinated Notes, including, without limitation, the principal of and interest (including, without limitation, interest accruing before, during or after any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, liquidation or dissolution proceeding, and, if interest ceases to accrue by operation of law by reason of any such proceeding, interest which otherwise would have accrued in the absence of such proceeding) and Yield Maintenance Amount, if any, and Adjusted Yield Maintenance Amount, if any, on the Subordinated Notes.

          "Holders" and "Holder" shall mean the Purchasers and any other holder of a Subordinated Note, including, without limitation, any Transferee.

     1B. Other Definitions. Terms that are used in this Guaranty and defined in the Note Agreement and are not otherwise defined in this Guaranty shall have the meaning ascribed to them in the Note Agreement.

     2.   THE GUARANTY.

     2A. Guaranty of Payment and Performance of Obligations. Each Guarantor, jointly and severally, absolutely, unconditionally and irrevocably guaranties the full and punctual payment in United States currency when due (whether at maturity, at a stated prepayment date or earlier by reason of acceleration or otherwise) and at all times thereafter, and the due and punctual performance, of all Guarantied Obligations; provided, however, that the liability of any Guarantor with respect to its guaranty of the Guarantied Obligations shall not exceed the maximum amount which such Guarantor can guaranty without violating, or causing this Guaranty or such Guarantor's obligations under this Guaranty to be void, voidable or otherwise rendered unenforceable under, any fraudulent conveyance or fraudulent transfer law, including Section 548(a)(2) of the Bankruptcy Code. Each Guarantor hereby agrees to pay and to indemnify and save each Holder harmless from and against any damage, loss, cost or expense (including attorneys' fees) which such Holder may incur or be subject to as a consequence, direct or indirect, of endeavoring to enforce this Guaranty or to collect all or any part of the Guarantied Obligations from, or in pursuing any action against, the Company or any Guarantor or enforcing any rights of any Holder in any security for the Guarantied Obligations or the liabilities of any Guarantor hereunder, and any taxes, fees or penalties which may be paid or payable in connection therewith. This is a continuing guaranty of payment and performance and not of collection. Notwithstanding any provision of this Guaranty, all covenants, obligations, waivers and agreements of the Guarantors under this Guaranty shall be joint and several.

          Upon the occurrence and during the continuation of an Event of Default, any Holder may, at its sole election and without notice, proceed directly and at once against any Guarantor to seek and enforce performance of, and to collect and recover, the Guarantied Obligations, or any portion thereof, without first proceeding against the Company, any other Guarantor, any other guarantor of the Guarantied Obligations or any other Person, or any security for the Guarantied Obligations or for the liability of any such other Person or any Guarantor hereunder. The Holders shall have the exclusive right to determine the application of payments and credits, if any, from any Guarantor, the Company or from any other Person on account of the Guarantied Obligations or otherwise. This Guaranty and all covenants and agreements of each Guarantor contained herein shall continue in full force and effect and shall not be discharged until such a time as all of the Guarantied Obligations shall be indefeasibly paid in full in cash and no Holder shall have any commitment under the Note Agreement.

     2B. Obligations Unconditional. The obligations of each Guarantor under this Guaranty shall be continuing, absolute and unconditional, irrespective of
(i) the invalidity or unenforceability of the Note Agreement, any Subordinated Note or any provision thereof; (ii) the absence of any attempt by any Holder to collect the Guarantied Obligations or any portion thereof from the Company, any other Guarantor, any other guarantor of all or any portion of the Guarantied Obligations or any other Person or other action to enforce the same; (iii) any action taken by any Holder that is authorized by this Guaranty; (iv) any failure by any Holder to acquire, perfect or maintain any security interest or lien in, or take any steps to preserve its rights to, any security for the Guarantied Obligations or any portion thereof or for the liability of any Guarantor hereunder or the liability of any other guarantor of any or all of the Guarantied Obligations; (v) any defense arising by reason of any disability or other defense (other than a defense of payment, unless the payment on which such defense is based was or is subsequently invalidated, declared to be fraudulent or preferential, otherwise avoided and/or required to be repaid to the Company or any Guarantor, as the case may be, or the estate of any such party, a trustee, receiver or any other Person under any bankruptcy law, state or federal law, common law or equitable cause, in which case there shall be no defense of payment with respect to such payment) of the Company or any other Person liable on the Guarantied Obligations or any portion thereof; (vi) a Holder's election, in any proceeding instituted under Chapter 11 of Title 11 of the Federal Bankruptcy Code (11 U.S.C. (S)101 et seq.) (the "Bankruptcy Code"), of the
                                  -- ---
application of Section 1111(b)(2) of the Bankruptcy Code; (vii) any borrowing or grant of a security interest to any Holder by the Company as debtor-in-possession, or extension of credit, under Section 364 of the Bankruptcy Code;
(viii) the disallowance or avoidance of all or any portion of any Holder's claim(s) for repayment of the Guarantied Obligations under the Bankruptcy Code or any similar state law or the avoidance, invalidity or unenforceability of any Lien securing the Guarantied Obligations or the liability of any Guarantor hereunder or of any other guarantor of all or any part of the Guarantied Obligations; (ix) any amendment to, waiver or modification of, or consent, extension, indulgence or other action or inaction under or in respect of the Subordinated Notes or the Note Agreement; (x) any change in any provision of any applicable law or regulation; (xi) any order, judgment, writ, award or decree of any court, arbitrator or governmental authority, domestic or foreign, binding on or affecting any Guarantor or the Company or any of their assets; (xii) the charter or certificate of limited partnership (as the case may be), by-laws or partnership agreement (as the case may be) of any Guarantor or the Company;
(xiii) any mortgage, indenture, lease, contract, or other agreement (including without limitation any agreement with stockholders), instrument or undertaking to which any Guarantor or the Company is a party or which purports to be binding on or affect any such Person or any of its assets; (xiv) any bankruptcy, insolvency, readjustment, composition, liquidation or similar proceeding with respect to the Company, any Guarantor or any other guarantor of all or any portion of any Guarantied Obligations or any such Persons's property and any failure by any Holder to file or enforce a claim against the Company or any such other Person in any such proceeding; (xv) any failure on the part of the Company for any reason to comply with or perform any of the terms of any other agreement with any Guarantor; or (xvi) any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.

     2C. Obligations Unimpaired. Each Holder is authorized, without demand or notice, which demand and notice are hereby waived, and without discharging or otherwise affecting the obligations of any Guarantor hereunder (which shall remain absolute and unconditional notwithstanding any such action or omission to act), from time to time to (i) renew, extend, accelerate or otherwise change the time for payment of, or other terms relating to, the Guarantied Obligations or any portion thereof, or otherwise modify, amend or change the terms of the Note Agreement or any of the Subordinated Notes; (ii) accept partial payments on the Guarantied Obligations; (iii) take and hold security for the Guarantied Obligations or any portion thereof or any other liabilities of the Company, the obligations of any Guarantor under this Guaranty and the obligations under any other guaranties and sureties of all or any of the Guarantied Obligations, and exchange, enforce, waive, release, sell, transfer, assign, abandon, fail to perfect, subordinate or otherwise deal with any such security; (iv) apply such security and direct the order or manner of sale thereof as such Holder may determine in its sole discretion; (v) settle, release, compromise, collect or otherwise liquidate the Guarantied Obligations or any portion thereof and any security therefor or guaranty thereof in any manner; (vi) extend additional loans, credit and financial accommodations to the Company and otherwise create additional Guarantied Obligations; (vii) waive strict compliance with the terms of the Note Agreement or the Subordinated Notes and otherwise forbear from asserting such Holder's rights and remedies thereunder; (viii) take and hold additional guaranties or sureties and enforce or forbear from enforcing any guaranty or surety of any other guarantor or surety of the Guarantied Obligations or any portion thereof or release or otherwise take any action with respect to any such guarantor or surety; (ix) assign this Guaranty in part or in whole in connection with any assignment of the Guarantied Obligations or any portion thereof; (x) exercise or refrain from exercising any rights against the Company or any Guarantor; and (xi) apply any sums, by whomsoever paid or however realized, to the payment of the Guarantied Obligations as such Holder in its sole discretion may determine.

     2D.  Waivers of Guarantor.  Each Guarantor waives for the benefit of each
Holder:

     (i) any right to require any Holder, as a condition of payment or performance by such Guarantor or otherwise to (a) proceed against the Company, any other Guarantor or any other guarantor of the Guarantied Obligations or any other Person, (b) proceed against or exhaust any security given to or held by any Holder in connection with the Guarantied Obligations or any other guaranty, or (c) pursue any other remedy available to any Holder whatsoever;

     (ii) any defense arising by reason of (a) the incapacity, lack of authority or any disability or other defense of the Company, including, without limitation, any defense based on or arising out of the lack of validity or the unenforceability of the Guarantied Obligations or any agreement or instrument relating thereto, (b) the cessation of the liability of the Company from any cause other than indefeasible payment in full of the Guarantied Obligations in cash or (c) any act or omission of any Holder or any other Person which directly or indirectly, by operation of law or otherwise, results in or aids the discharge or release of the Company or any security given to or held by any Holder in connection with the Guarantied Obligations or any other guaranty;

     (iii) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal;

     (iv) any defense based upon any Holder's errors or omissions in the administration of the Guarantied Obligations;

     (v) (a) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms of this Guaranty and any legal or equitable discharge of such Guarantor's or any other Guarantor's obligations hereunder, (b) the benefit of any statute of limitations affecting the Guarantied Obligations or such Guarantor's or any other Guarantor's liability hereunder or the enforcement hereof, (c) any rights to set-offs, recoupments and counterclaims, and (d) promptness, diligence and any requirement that any Holder protect, maintain, secure, perfect or insure any Lien or any property subject thereto;

     (vi) notices (a) of nonperformance or dishonor, (b) of acceptance of this Guaranty by any Holder or by such Guarantor or any other Guarantor; (c) of default in respect of the Guarantied Obligations or any other guaranty, (d) of the existence, creation or incurrence of new or additional indebtedness, arising either from additional loans extended to the Company or otherwise, (e) that the principal amount, or any portion thereof, and/or any interest or Yield Maintenance Amount or Adjusted Yield Maintenance Amount on any document or instrument evidencing all or any part of the Guarantied Obligations is due, (f) of any and all proceedings to collect from the Company, any Guarantor or any guarantor of all or any part of the Guarantied Obligations, or from anyone else,
(g) of exchange, sale, surrender or other handling of any security or collateral given to any Holder to secure payment of the Guarantied Obligations or any guaranty therefor, (h) of renewal, extension or modification of any of the Guarantied Obligations, (i) of assignment, sale or other transfer of any Subordinated Note to a Transferee, (j) of any of the matters referred to in paragraph 2B and any right to consent to any thereof;

     (vii) acceptance of this Guaranty by any Holder, presentment, demand for payment or performance and protest and notice of protest with respect to the Guarantied Obligations or any guaranty with respect thereto; and

     (viii) any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms of this Guaranty.

            Each Guarantor agrees that no Holder shall be under any obligation to marshall any assets in favor of any Guarantor or against or in payment of any or all of the Guarantied Obligations.

            No Guarantor will exercise any rights which it may have acquired by way of subrogation under this Guaranty, by any payment made hereunder or otherwise, or accept any payment on account of such subrogation rights, or any rights of reimbursement or indemnity or any rights or recourse to any security for the Guarantied Obligations or this Guaranty unless at the time of such Guarantor's exercise of any such right there shall have been performed and indefeasibly paid in full in cash all of the Guarantied Obligations and no Holder shall have any commitment under the Note Agreement.

     2E.    Revival. Each Guarantor agrees that, if any payment made by the
Company or any other Person is applied to the Guarantied Obligations and is at any time annulled, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or the proceeds of any security are required to be returned by any Holder to the Company, its estate, trustee, receiver or any other Person, including, without limitation, any Guarantor, under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, such Guarantor's liability hereunder (and any lien, security interest or other collateral securing such liability) shall be and remain in full force and effect, as fully as if such payment had never been made, or, if prior thereto this Guaranty shall have been canceled or surrendered (and if any lien, security interest or other collateral securing such Guarantor's liability hereunder shall have been released or terminated by virtue of such cancellation or surrender), this Guaranty (and such lien, security interest or other collateral) shall be reinstated and returned in full force and effect, and such prior cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligations of any Guarantor in respect of the amount of such payment (or any lien, security interest or other collateral securing such obligation).

     2F.    Obligation to Keep Informed. Each Guarantor shall be responsible for keeping itself informed of the financial condition of the Company and any other Persons primarily or secondarily liable on the Guarantied Obligations or any portion thereof, and of all other circumstances bearing upon the risk of nonpayment of the Guarantied Obligations or any portion thereof, and each Guarantor agrees that no Holder shall have a duty to advise such Guarantor of information known to such Holder regarding such condition or any such circumstance. If any Holder, in its discretion, undertakes at any time or from time to time to provide any such information to any Guarantor, such Holder shall not be under any obligation (i) to undertake any investigation, whether or not a part of its regular business routine, (ii) to disclose any information which such

Holder wishes to maintain confidential, or (iii) to make any other or future disclosures of such information or any other information to such or any other Guarantor.

     2G.    Bankruptcy. If any Event of Default specified in clauses (viii),
(ix) or (x) of paragraph 7A of the Note Agreement shall occur and be continuing, then, subject to the proviso contained in the first sentence of paragraph 2A of this Guaranty, each Guarantor agrees to immediately pay to the Holders the full outstanding amount of the Guarantied Obligations without notice.

     2H.    Subordination.  Notwithstanding any provision in this Guaranty, the obligations of each Guarantor under this Guaranty shall constitute "Subordinated Obligations" under the Note Agreement and shall be subject to the provisions of paragraph 10 of the Note Agreement.

     3. REPRESENTATIONS AND WARRANTIES. Each Guarantor represents, covenants and warrants as follows:

     3A.    Organization, Power and Authority.

     3A(1). Organization. Each Guarantor is a corporation duly organized and existing in good standing under the laws of the state of its organization.

     3A(2). Power and Authority. Each Guarantor has all requisite power to execute, deliver and perform its obligations under this Guaranty. The execution, delivery and performance of this Guaranty have been duly authorized by all requisite action and this Guaranty has been duly executed and delivered by authorized officers of such Guarantor and is a valid obligation of such Guarantor, legally binding upon and enforceable against such Guarantor in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     3B.    Conflicting Agreements and Other Matters.  Neither the execution nor delivery of this Guaranty, nor the offering, issuance and sale of the Subordinated Notes, nor fulfillment of nor compliance with the terms and provisions hereof, will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien upon any of the properties or assets of such Guarantor or any of its Subsidiaries pursuant to, the charter or certificate of limited partnership (as the case may be), by-laws or partnership agreement (as the case may be) of such Guarantor or any of its Subsidiaries, any award of any arbitrator or any agreement (including any agreement with stockholders or holders of partnership interests (as the case may be) of such Guarantor or Persons with direct or indirect ownership interests in stockholders or holders of partnership interests (as the case may be) of such Guarantor), instrument, order, judgment, decree, statute, law, rule or regulation to which such Guarantor or any of its Subsidiaries is subject. Neither such Guarantor nor any of its Subsidiaries is a party to, or otherwise subject to any provision contained in, any instrument evidencing any

Indebtedness of such Guarantor or such Subsidiary, any agreement relating thereto or any other contract or agreement (including its charter) which limits the amount of, or otherwise imposes restrictions on the incurring of, obligations of such Guarantor of the type to be evidenced by this Guaranty except as set forth in the agreements listed on Schedule 3B hereto.

     3C.    ERISA. The execution and delivery of this Guaranty will be exempt from, or will not involve any transaction which is subject to, the prohibitions of section 406 of ERISA and will not involve any transaction in connection with which a penalty could be imposed under section 502(i) of ERISA or a tax could be imposed pursuant to section 4975 of the Code. The representation of each Guarantor in this paragraph 3C is made in reliance upon and subject to the accuracy of each Purchaser's representation in paragraph 9B of the Note Agreement.

     3D.    Governmental Consent. Neither the nature of such Guarantor or of any
Subsidiary of such Guarantor nor any of their respective businesses or properties, nor any relationship between such Guarantor or any Subsidiary of such Guarantor and any other Person, nor any circumstance in connection with the execution, delivery and performance of this Guaranty or the offering, issuance, sale or delivery of the Subordinated Notes, is such as to require any authorization, consent, approval, exemption or other action by or notice to or filing with any court or administrative or governmental body (including, without limitation, notifications required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, but excluding routine filings after the date of closing with the Securities and Exchange Commission and/or state Blue Sky authorities). The representation by each Guarantor in this paragraph 3D is made in reliance upon and subject to the accuracy of each Purchaser's representation in paragraph 9 of the Note Agreement.

     3E.    Regulatory Status. No Guarantor nor any Subsidiary of any Guarantor
is (i) an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended,
(ii) a "holding company" or a "subsidiary company" or an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended, or (iii) a "public utility" within the meaning of the Federal Power Act, as amended.

     4.     MISCELLANEOUS

     4A.    Successors, Assigns and Participants. This Guaranty shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of each Holder and its successors, transferees and assigns; all references herein to a Guarantor shall be deemed to include its successors and assigns, and all references herein to a Holder shall be deemed to include its successors and assigns. This Guaranty shall be enforceable by the Holders and any of a Holder's successors, assigns and participants, and any such successors and assigns shall have the same rights and benefits with respect to each Guarantor under this Guaranty as the Holder hereunder.

     4B.    Consent to Amendments.  This Guaranty may be amended, and any
Guarantor may take any action herein prohibited, or omit to perform any act herein required to be performed by it, if such Guarantor shall obtain the written consent to such amendment, action or omission to act, of the Required Holder(s) except that, without the written consent of the holder or holders of all Subordinated Notes at the time outstanding, (i) no amendment to or waiver of the provisions of this Guaranty shall change or affect the provisions of this paragraph 4B insofar as such provisions relate to proportions of the principal amount of the Subordinated Notes, or the rights of any individual Holder, required with respect to any consent, (ii) no Guarantor will be released from this Guaranty, and (iii) no amendment, consent or waiver with respect to paragraph 2A or the definition of "Guarantied Obligations" (except to add additional obligations of the Company) shall be effective. Each Holder of any Subordinated Note at the time or thereafter outstanding shall be bound by any consent authorized by this paragraph 4B, whether or not the Subordinated Note held by such Holder shall have been marked to indicate such consent, but any Subordinated Notes issued thereafter may bear a notation referring to any such consent. No course of dealing between any Guarantor and any Holder nor any delay in exercising any rights hereunder or under any Subordinated Note shall operate as a waiver of any rights of any Holder. As used herein, the term "this Guaranty" and references thereto shall mean this Guaranty as it may from time to time be amended or supplemented.

     4C.    Survival of Representations and Warranties; Entire Agreement.  All
representations and warranties contained herein or made in writing by or on behalf of each Guarantor in connection herewith shall survive the execution and delivery of this Guaranty, the transfer by any Holder of any Subordinated Note or portion thereof or interest therein and the payment of any Subordinated Note, and may be relied upon by any Transferee, regardless of any investigation made at any time by or on behalf of any Holder or any Transferee. Subject to the two preceding sentences, this Guaranty embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to the subject matter hereof.

     4D.    Notices.  All written communications provided for hereunder shall be sent by first class mail or telegraphic notice or nationwide overnight delivery service (with charges prepaid) or by hand delivery or telecopy and (i) if to a Holder, addressed as specified for such communications to such Holder under the Note Agreement, and (ii) if to any Guarantor, addressed to it at the address set forth for such Guarantor under its signature hereto, or at such other address as such Guarantor shall have specified to the holder of each Subordinated Note in writing. Notices under this paragraph 4D will be deemed given only when actually received.

     4E.    Opinion of Guarantors' Counsel.  Each Guarantor, by its execution hereof, hereby requests and authorizes its counsel identified in paragraph 3C of the Note Agreement to render the opinion referred to in such paragraph 3C.

     4F.    Descriptive Headings.  The descriptive headings of the several paragraphs of this Guaranty are inserted for convenience only and do not constitute a part of this Guaranty. Each Guarantor represents to the Holders that such Guarantor has been represented by counsel in connection with this Guaranty, that such Guarantor has discussed this Guaranty with its counsel and that any and all issues with respect to this Guaranty have been resolved as set forth herein. No provision of this Guaranty shall be construed against or interpreted to the disadvantage of any Holder by any court or other governmental or judicial authority by reason of such Holder having or being deemed to have structured, drafted or dictated such provision.

     4G.    Satisfaction Requirement.  If any agreement, certificate or other writing, or any action taken or to be taken, is by the terms of this Guaranty required to be satisfactory to any Holder or the Required Holder(s), the determination of such satisfaction shall, except as otherwise expressly provided herein, be made by such Holder or the Required Holder(s), as the case may be, in the sole and exclusive judgment (exercised in good faith) of the Person or Persons making such determination.

     4H.    Governing Law.  THIS GUARANTY SHALL BE CONSTRUED AND ENFORCED IN
ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK (EXCLUDING ANY CONFLICTS OF LAW RULES WHICH WOULD OTHERWISE CAUSE THIS AGREEMENT TO BE CONSTRUED OR ENFORCED IN ACCORDANCE WITH, OR THE RIGHTS OF THE PARTIES TO BE GOVERNED BY, THE LAWS OF ANY OTHER JURISDICTION).

     4I.    Counterparts. This Guaranty may be executed simultaneously in two or more counterparts, each of which shall be an original and constitute one and the same agreement. It shall not be necessary in making proof of this Guaranty to produce or account for more than one such counterpart.

     4J.    Independence of Covenants.  All covenants hereunder shall be given independent effect so that if a particular action or condition is prohibited by any one of such covenants, the fact that it would be permitted by an exception to, or otherwise be in compliance within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or such condition exists.

     4K.    Binding Guaranty; Release of Guarantor. When this Guaranty is executed and delivered by a Guarantor, it shall become a binding agreement by such Guarantor in favor of the Holders. Notwithstanding anything to the contrary in this Guaranty, the obligations of each Guarantor under this Guaranty are subject to release of such Guarantor as provided in paragraph 5K(ii) of the Note Agreement.

     4L.    Severability. Any provision of this Guaranty which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     4M.    SUBMISSION TO JURISDICTION. ANY LEGAL ACTION OR PROCEEDING WITH
RESPECT TO THIS GUARANTY MAY BE BROUGHT IN ANY NEW YORK STATE COURT SITTING IN NEW YORK CITY OR THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND, BY EXECUTION AND DELIVERY OF THIS GUARANTY, EACH GUARANTOR HEREBY IRREVOCABLY ACCEPTS, UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS WITH RESPECT TO ANY SUCH ACTION OR PROCEEDING. EACH GUARANTOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO IT AT ITS ADDRESS PROVIDED IN PARAGRAPH 4D, SUCH SERVICE TO BECOME EFFECTIVE UPON RECEIPT. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY HOLDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY GUARANTOR IN ANY OTHER JURISDICTION. EACH GUARANTOR HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS GUARANTY OR THE OTHER TRANSACTION DOCUMENTS BROUGHT IN ANY OF THE AFORESAID COURTS AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.


                          [signature pages to follow]

          IN WITNESS WHEREOF, each Guarantor has caused this Guaranty to be duly executed as of the date first above written.

                                                  [NAME OF GUARANTOR #1]

                                                  By:    _______________________
                                                  Title: _______________________

                                                  Address for notices:

                                                  ________________________
                                                  ________________________
                                                  ________________________

                                                  [NAME OF GUARANTOR #2]



                                                  By:    _______________________
                                                  Title: _______________________

                                                  Address for notices:

                                                  ________________________
                                                  ________________________
                                                  ________________________

                                                                  EXHIBITS D-1&2
                                                                  --------------


              FORM OF OPINION OF COMPANY'S AND GUARANTORS' COUNSEL


                                 See attached.

                                                                     EXHIBIT D-3
                                                                     -----------


                 FORM OF OPINION OF PURCHASERS' SPECIAL COUNSEL

                                 See attached.